EXECUTION VERSION

THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Third Amendment to Second Amended and Restated Credit Agreement (this “Agreement”) dated as of June 12, 2025, is made by and among CULP, INC., a North Carolina corporation (“Borrower”), READ WINDOW PRODUCTS, LLC, a North Carolina limited liability company (“Read”), CULP FABRICS GLOBAL, LLC, a North Carolina limited liability company (“Global”; together with Read, each, a “Guarantor” and, collectively, the “Guarantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”).

W I T N E S S E T H :

WHEREAS, Borrower, Guarantor, and Lender are parties to that certain Second Amended and Restated Credit Agreement dated as of January 19, 2023 (as amended, restated, supplemented, or otherwise modified from time, the “Credit Agreement”); and

WHEREAS, Loan Parties have requested that Lender amend the Credit Agreement as set forth herein, and Lender is willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.
Defined Terms. Capitalized terms used in this Agreement, including in the recitals hereto, which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.
2.
Amendments to Credit Agreement. Subject to the satisfaction of each of the conditions precedent set forth in this Agreement:

(a) the Credit Agreement is amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of Annex A attached hereto; and

(b) Schedules 1.1(b) and 2.5 to the Credit Agreement are amended so that they read, in their respective entireties, as set forth on Schedules 1.1(b) and 2.5 of Annex B attached hereto.

3.
No Other Amendment or Waiver. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Lender under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents. Except for the amendments set forth in this Agreement, the text of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect and each Loan Party hereby ratifies and confirms its obligations thereunder. This Agreement shall not constitute a modification of the Credit Agreement or the other Loan Documents or a course of dealing with Lender of variance with the Credit Agreement or the other Loan Documents such as to require notice by Lender to require strict compliance with the terms of the Credit Agreement and other Loan Documents in the future, except as expressly set forth in this Agreement. Each Loan Party acknowledges and agrees that Lender reserves the right to, and does in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents, as amended by this Agreement.

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4.
Representations and Warranties. Each Loan Party hereby represents and warrants to Lender as follows:
(a)
Such Loan Party has all requisite power and authority to execute this Agreement and to perform all of its obligations hereunder, and this Agreement has been duly executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms.
(b)
The execution, delivery and performance by such Loan Party of this Agreement have been duly authorized by all necessary corporate or limited liability company action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to such Loan Party, or the articles or certificate of incorporation or formation or bylaws or operating agreement of such Loan Party, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Loan Party is a party or by which it or its properties may be bound or affected.
(c)
All of the representations and warranties of the Loan Parties contained in the Credit Agreement are correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof)).
5.
References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the other Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.
6.
Conditions Precedent. The amendments set forth in Section 2 of this Agreement shall become effective only upon satisfaction of the following conditions precedent:

(a)
Lender shall have received this Agreement, duly executed and delivered by the Loan Parties.

(b)
Lender shall have received a certificate of status with respect to each Loan Party, dated within 30 days of the date hereof (or such earlier date as is acceptable to Lender), issued by the appropriate officer of the jurisdiction of organization of such Loan Party and each other jurisdiction where the failure to be duly qualified or licensed would constitute a Material Adverse Effect, in each case which certificate shall indicate that such Loan Party is in good standing in such jurisdiction.

(c)
Lender shall have received a certificate of an Authorized Person of each Loan Party, in form and substance reasonably satisfactory to it, certifying (i) that attached copies of the Governing

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Documents of each Loan Party are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution, delivery and performance of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this Agreement; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents.

(d)
Lender shall have received the results of a recent Lien search in each jurisdiction where each Loan Party is organized and to the extent requested by Lender, where the assets of such Loan Party are located, and such search shall reveal no Liens on any of the assets of a Loan Party except for Permitted Liens.

(e)
Lender shall have received opinion letters of counsel to Borrowers with respect to this Agreement and such other matters as Lender may reasonably request.

(f)
Lender shall have receive a certificate of an Authorized Person of each Loan Party certifying that: (i) the representations and warranties of each Loan Party contained in Section 4(c) of this Agreement are true and correct in all respects; (ii) as of the date of hereof, no Event of Default or Default exists; (iii) no Material Adverse Effect has occurred since January 19, 2023; and (iv) after giving effect to the effectiveness of the amendments in Section 2 and the transactions contemplated thereby, each Loan Party is Solvent

(g)
Borrowers shall have paid to Lender an amendment fee in the amount of $120,000, which fee shall be fully earned upon the effectiveness of the amendments set forth in Section 2 of this Agreement and, once earned, shall be non-refundable under any and all circumstances (it being understood that the Lender is hereby authorized to charge such fee to the Loan Account).

(h)
Lender shall have received such other documents, instruments, agreements or information as reasonably requested by Lender.
7.
No Other Waiver. Except as expressly set forth herein, the execution of this Agreement and acceptance of any documents related hereto or thereto shall not be deemed to be a waiver of any Event of Default, or event or condition which with notice, or passage of time, or both, would constitute an Event of Default, under the Credit Agreement or breach, default or event of default under any Loan Document or other document held by Lender, whether or not known to Lender and whether or not existing on the date of this Agreement.
8.
Release. Each Loan Party hereby absolutely and unconditionally releases and forever discharges Lender, and any and all of Lender’s Affiliates, participants, parent corporations, subsidiary corporations, insurers, indemnitors, and successors and assigns of any of the foregoing, together with all of the present and former directors, officers, agents, attorneys, attorneys-in-fact, representatives, and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Loan Party has had, now has or has made claim to have against any such Person for

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or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown.
9.
Costs and Expenses. Each Loan Party hereby reaffirms its agreement under the Credit Agreement to pay or reimburse Lender on demand for all costs and expenses incurred by Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, Borrower specifically agrees to pay all fees and disbursements of counsel to Lender for the services performed by such counsel in connection with the preparation of this Agreement and the documents and instruments incidental hereto. Borrower hereby agrees that Lender may, at any time or from time to time in its sole discretion and without further authorization by Borrower, make a loan to Borrower pursuant to Section 2.4(g) of the Credit Agreement, or apply the proceeds of any such loan, for the purpose of paying any such fees, disbursements, costs and expenses contemplated hereby.
10.
Counterparts. This Agreement and any notices delivered under this Agreement may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Lender reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Agreement or on any notice delivered to Lender under this Agreement. This Agreement and any notices delivered under this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Delivery of an executed counterpart of a signature page of this Agreement and any notices as set forth herein will be as effective as delivery of a manually executed counterpart of the Agreement or notice.
11.
Loan Document. This Agreement shall be deemed a Loan Document for all purposes.
12.
GOVERNING LAW; VENUE; JURY TRIAL WAIVER. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW, FORUM NON CONVENIENS, WAIVER OF JURY TRIAL AND SUBMISSION TO JURISDICTION SET FORTH IN SECTIONS 10.1, 10.2, 10.3, AND 10.4 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[Continued on following page.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

CULP, INC.

By: /s/ Kenneth R. Bowling

Name: Kenneth R. Bowling

Title: EVP, CFO, and Treasurer

READ WINDOW PRODUCTS, LLC

By: CULP, INC., its sole member and manager

By: /s/ Kenneth R. Bowling

Name: Kenneth R. Bowling

Title: EVP, CFO, and Treasurer

CULP FABRICS GLOBAL, LLC

By: CULP, INC., its sole member and manager

By: /s/ Kenneth R. Bowling

Name: Kenneth R. Bowling

Title: EVP, CFO, and Treasurer

[CULP—THIRD AMENDMENT TO CREDIT AGREEMENT]

Wells Fargo Bank, National Association

By: /s/ Matthew Olive

Name: Matthew Olive

Title: Authorized Signatory

[CULP—THIRD AMENDMENT TO CREDIT AGREEMENT]

~~EXECUTION VERSION~~ANNEX A

Annex A

[See attached.]

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Annex B

[See attached.]

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SECOND AMENDED AND RESTATED CREDIT AGREEMENT

by and among

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Lender,

Culp, Inc.,
as a Borrower,

and the other Loan Parties

from time to time party hereto

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Table of Contents

Page

1. DEFINITIONS AND CONSTRUCTION 1

1.1 Definitions 1

1.2 Accounting Terms ~~25~~27

1.3 UCC Terms ~~26~~27

1.4 Construction ~~26~~28

1.5 Time References ~~27~~29

1.6 Payment in Full ~~27~~29

1.7 Rounding ~~27~~29

1.8 Resolution of Drafting Ambiguities ~~28~~29

2. CREDIT FACILITY ~~28~~30

2.1 Revolving Loans. ~~28~~30

2.2 Borrowing Procedures. ~~28~~30

2.3 Letter of Credit Facility ~~29~~31

2.4 Payments; Prepayments. ~~30~~32

2.5 Interest and Fees. ~~32~~34

2.6 Intent to Limit Charges to Maximum Lawful Rate ~~33~~35

2.7 Illegality; Market Conditions ~~33~~35

2.8 Increased Costs ~~33~~35

2.9 Capital Requirements ~~34~~35

2.10 Certificates for Reimbursement ~~34~~36

2.11 Delay in Requests ~~34~~36

2.12 Uncommitted Accordion 36

3. CONDITIONS; TERM OF AGREEMENT ~~34~~36

3.1 Conditions Precedent to the Initial Revolving Loan ~~34~~36

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3.2 Conditions Precedent to all Revolving Loans ~~34~~37

3.3 Maturity ~~35~~37

3.4 Effect of Maturity ~~35~~37

3.5 Early Termination by Borrowers ~~35~~38

4. REPRESENTATIONS AND WARRANTIES ~~35~~38

4.1 Due Organization and Qualification ~~35~~38

4.2 Due Authorization; No Conflict ~~36~~38

4.3 Binding Obligations; Perfected Liens. ~~36~~38

4.4 Title to Assets; No Encumbrances ~~36~~39

4.5 Litigation ~~36~~39

4.6 Compliance with Laws ~~37~~39

4.7 No Material Adverse Effect ~~37~~39

4.8 Solvency ~~37~~39

4.9 Environmental Condition ~~37~~39

4.10 Complete Disclosure; Projections ~~37~~40

4.11 Taxes ~~38~~40

4.12 Margin Stock; Investment Company Act, Etc ~~38~~40

4.13 OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws; Patriot Act ~~38~~40

4.14 Employee and Labor Matters ~~38~~41

4.15 ERISA ~~39~~41

4.16 Capitalization and Subsidiaries ~~39~~41

4.17 Brokers ~~39~~41

5. AFFIRMATIVE COVENANTS ~~39~~41

5.1 Financial Statements; Borrowing Base Certificate; Other Information ~~39~~41

5.2 Notices of Material Events ~~39~~42

5.3 Existence ~~40~~42

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5.4 Maintenance of Properties ~~40~~43

5.5 Taxes ~~40~~43

5.6 Insurance ~~41~~43

5.7 Field Examinations; Appraisals ~~41~~43

5.8 Compliance with Laws; OFAC; Sanctions, Etc ~~41~~44

5.9 Cash Management; Collection of Proceeds of Collateral. ~~42~~44

5.10 Further Assurances ~~43~~45

5.11 [Reserved] ~~43~~45

5.12 Costs and Expenses ~~43~~45

5.13 Formation of Subsidiaries ~~43~~46

5.14 Supply Chain Financing Agreement ~~44~~46

5.15 Post-Closing Covenants ~~44~~47

6. NEGATIVE COVENANTS ~~44~~47

6.1 Indebtedness ~~44~~47

6.2 Liens ~~44~~47

6.3 Restrictions on Fundamental Changes ~~44~~47

6.4 Asset Dispositions ~~45~~47

6.5 Nature of Business ~~45~~47

6.6 Prepayments and Amendments ~~45~~47

6.7 Restricted Payments ~~45~~48

6.8 Accounting Methods ~~46~~48

6.9 Investments ~~46~~48

6.10 Transactions with Affiliates ~~46~~48

6.11 Use of Proceeds ~~46~~49

7. FINANCIAL COVENANT ~~46~~49

7.1 Fixed Charge Coverage Ratio ~~46~~49

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8. EVENTS OF DEFAULT AND REMEDIES ~~47~~49

8.1 Events of Default ~~47~~49

8.2 Remedies. ~~48~~51

9. NOTICES, AMENDMENTS, WAIVERS, INDEMNIFICATION, ETC. ~~49~~51

9.1 Demand; Protest; Counterclaims, Etc ~~49~~51

9.2 Indemnification ~~49~~51

9.3 Notices ~~50~~52

9.4 Assignments; Successors ~~50~~53

9.5 Amendments; Waivers ~~50~~53

9.6 Collateral Matters ~~50~~53

10. JURY TRIAL WAIVER; OTHER WAIVERS CONSENTS; GOVERNING LAW. ~~50~~53

10.1 GOVERNING LAW ~~51~~53

10.2 FORUM NON CONVENIENS ~~51~~53

10.3 WAIVER OF JURY TRIAL ~~51~~54

10.4 SUBMISSION TO JURISDICTION ~~51~~54

10.5 WAIVER OF CLAIMS ~~52~~54

11. GENERAL PROVISIONS ~~52~~54

11.1 Effectiveness; Section Headings; Severability ~~52~~54

11.2 Counterparts; Electronic Execution ~~52~~55

11.3 Patriot Act ~~52~~55

11.4 Integration ~~53~~55

11.5 Disclosure ~~53~~56

11.6 Company as Agent for Borrowers ~~53~~56

11.7 Acknowledgement Regarding Any Supported QFCs. 56

~~11.7~~11.8 Amendment and Restatement; No Novation ~~54~~57

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Schedules

Schedule 1.1(a) Definition of Eligible Accounts
Schedule 1.1(b) Definitions of Eligible Inventory, Eligible In-Transit Inventory, and Eligible Raw Material Inventory

Schedule 1.1(c) List of Freight Forwarders
Schedule 2.5 Fees
Schedule 2.7 SOFR Replacement
Schedule 3.1 Conditions Precedent to Initial Revolving Loans
Schedule 4.5 Pending Litigation
Schedule 4.9 Environmental Matters
Schedule 4.14 Collective Bargaining Agreements, Etc.
Schedule 4.16 Subsidiaries
Schedule 5.1 Financial and Collateral Reporting
Schedule 5.9 Deposit Accounts and Securities Accounts
Schedule 6.1 Existing Indebtedness
Schedule 6.2 Existing Liens
Schedule 6.9 Exiting Investments

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SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of January 19, 2023, by and among CULP, INC., a North Carolina corporation (the “Company”; together with any entity that may hereafter become party hereto as a Borrower, each individually, a “Borrower” and collectively, “Borrowers”), READ WINDOW PRODUCTS, LLC, a North Carolina limited liability company (together with any entity that may hereafter become party hereto as a Guarantor (each individually, a “Guarantor” and collectively, “Guarantors”)), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”).

PRELIMINARY STATEMENTS

The Company has entered into that certain Amended and Restated Credit Agreement dated as of June 24, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”) with Lender.

The Borrowers have requested that Lender amend and restate the Existing Credit Agreement and the Lender has indicated its willingness to do so and to make the Revolving Loans and issue the Letters of Credit on the terms and subject to the conditions set forth herein.

The parties hereto hereby agree as follows:

1. DEFINITIONS AND CONSTRUCTION

1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

“Administrative Borrower” has the meaning set forth in Section 11.6.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Equity Interests, by contract, or otherwise; provided, that, for purposes of the definition of Eligible Accounts and Section 6.10: (a) if any Person owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of directors or equivalent governing body of a Person, then both such Persons shall be Affiliates of each other, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.

“Agreement” means this Second Amended and Restated Credit Agreement.

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“Anti-Corruption Laws” means: (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the U.K. Bribery Act 2010, and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which any member of the Loan Party Group is located or doing business.

“Anti-Money Laundering Laws” means applicable laws or regulations in any jurisdiction in which any member of the Loan Party Group is located or doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Margin” means, as of any date of determination, the applicable margin set forth in the following table that corresponds to the Monthly Average Excess Availability for the most recently completed month:

Tier	Monthly Average Excess Availability	Applicable Margin for SOFR Loans	Applicable Margin for Base Rate Loans
1	Greater than ~~50~~66 2/3% of the Maximum Credit	~~1.50~~1.75%	~~0.50~~0.75%
2	Less than or equal to ~~50~~66 2/3% of the Maximum Credit and greater than 33 1/3% of the Maximum Credit	~~1.75~~2.00%	~~0.75~~1.00%
3	Less than or equal to 33 1/3% of the Maximum Credit	2.25%	1.25%

provided, that, for the period from the ~~Closing~~Third Amendment Effective Date ~~until~~through the last calendar day of the ~~first full~~ calendar month ~~immediately following the Closing~~in which the Third Amendment Effective Date occurs, the Applicable Margin shall be based on the applicable percentage set forth in Tier ~~1~~2. In the event that, at any time after the end of any calendar month, the Monthly Average Excess Availability for such calendar month used for the determination of the Applicable Margin was less than the actual amount of the Monthly Average Excess Availability for such period as a result of the inaccuracy of information provided by or on behalf of any Borrower to Lender for the calculation of Monthly Average Excess Availability, the Applicable Margin for such period shall be adjusted to the applicable percentage based on such actual Monthly Average Excess Availability and any additional interest for the applicable period as a result of such recalculation shall be promptly paid to Lender.

“Authorized Person” means any one of the individuals identified as an officer of a Loan Party or any other individual identified by Administrative Borrower in writing as an authorized person

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and authenticated through Lender’s electronic platform or portal in accordance with its procedures for such authentication.

“Bank Product” means any one or more of the following financial products or accommodations provided by Lender or its Affiliates to a Loan Party: (a) credit cards (including commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”)), (b) payment card processing services, (c) debit cards, (d) stored value cards, (e) any cash management or related services, including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements, or (f) transactions under Hedge Agreements.

“Bank Product Obligations” means all obligations, liabilities, reimbursement obligations, fees, or expenses owing by a Loan Party to Lender or any of its Affiliates pursuant to or in connection with a Bank Product and irrespective of whether for the payment of money, and whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

“Bankruptcy Code” means Title 11 of the United States Code.

“Base Rate” means the greater of (a) the Federal Funds Rate plus 1/2%, and (b) the rate of interest announced, from time to time, within Lender at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Lender’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Lender may designate (and, if any such announced rate is less than zero, then the rate determined pursuant to this clause (b) shall be deemed to be zero).

“Base Rate Loan” means each portion of the Revolving Loans that bears interest at a rate determined by reference to the Base Rate.

“Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) for which any Loan Party or any of its Subsidiaries or ERISA Affiliates has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years.

“BHC Act Affiliate” of a Person means an “affiliate” (as such term is defined under and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

“Borrower” and “Borrowers” have the respective meanings set forth in the preamble to this Agreement.

“Borrowing Base” means, as of any date of determination, the result of:

(a)
85% multiplied by the amount of Eligible Accounts; plus

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(b) the least of: (i) the sum of (A) the lesser of (1) 65% multiplied by the cost (computed on a first-in first-out basis in accordance with GAAP) of Eligible Inventory at such time, and (2) 85% of the Net Recovery Percentage in the most recent appraisal of Eligible Inventory that is acceptable to Lender multiplied by the Value of such Eligible Inventory at such time, plus (B) the least of (1) 65% multiplied by the cost (computed on a first-in first-out basis in accordance with GAAP) of Eligible In-Transit Inventory at such time, (2) 85% of the Net Recovery Percentage in the most recent appraisal of Eligible In-Transit Inventory that is acceptable to Lender multiplied by the Value of such Eligible In-Transit Inventory at such time, and (3) $~~5,000,000~~4,000,000, plus (C) the lesser of (1) 65% multiplied by the cost (computed on a first-in first-out basis in accordance with GAAP) of Eligible Raw Material Inventory at such time, and (2) 85% of the Net Recovery Percentage in the most recent appraisal of Eligible Raw Material Inventory that is acceptable to Lender multiplied by the Value of such Eligible Raw Material Inventory at such time, (ii) $~~22,500,000~~20,000,000, and (iii) an amount equal to 200% multiplied by the amount calculated pursuant to clause (a) of this definition, in each case, subject to sublimits with respect to any category of Eligible Inventory, Eligible Raw Material Inventory, or Eligible In-Transit Inventory, in each case, as set forth in the respective definition thereof; minus

(c) Reserves.

“Borrowing Base Certificate” means a certificate setting forth the calculation of the Borrowing Base in the form provided by Lender to a Borrower, as such form, subject to the terms hereof, may from time to time be modified by Lender, which is duly completed (including all schedules thereto) and delivered by or on behalf of Borrowers to Lender.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the State of New York.

“Capital Expenditures” means, with respect to any Person for any period, the amount of all expenditures by such Person during such period that are capital expenditures as determined in accordance with GAAP.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Dominion Event” means either of (a) the occurrence of an Event of Default or (b) the fact or circumstance that Excess Availability is less than 20% of the Maximum Credit.

“Cash Dominion Period” means each period commencing on the date on which a Cash Dominion Event occurs and ending on the first day thereafter on which Excess Availability has been greater than or equal to 20% of the Maximum Credit for 60 consecutive days and no Event of Default exists.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United

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States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $1,000,000,000, (e) deposit accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or of any recognized securities dealer having combined capital and surplus of not less than $1,000,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

“Cash Management Bank” has the meaning set forth in Section 5.9.

“Change in Law” means the occurrence after the date of this Agreement of: (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, (c) any new, or adjustment to, requirements prescribed by the Board of Governors of the Federal Reserve System (or any successor) for “Eurocurrency Liabilities” (as defined in Regulation D of the Board of Governors of the Federal Reserve System), requirements imposed by the Federal Deposit Insurance Corporation, or similar requirements imposed by any domestic or foreign governmental authority or resulting from compliance by Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority and related in any manner to SOFR, or (d) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided, that, notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means that:

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(a) any Person or two or more Persons acting in concert (other than the Culp Family), shall have acquired beneficial ownership, directly or indirectly, of Equity Interests of the Company (or other securities convertible into such Equity Interests) representing 35% or more of the combined voting power of all Equity Interests of the Company entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of the Company;

(b) any Person or two or more Persons acting in concert (other than the Culp Family) shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company or control over the Equity Interests of such Person entitled to vote for members of the board of directors of the Company on a fully-diluted basis (and taking into account all such Equity Interests that such Person or group has the right to acquire pursuant to any option right) representing 35% or more of the combined voting power of such Equity Interests;

(c) during any period of 12 consecutive months commencing on or after the Closing Date, the occurrence of a change in the composition of the board of directors of the Company such that a majority of the members of such board of directors are not Continuing Directors; or

(d) the Company fails to own and control, directly or indirectly, 100% of the Equity Interests of each other Loan Party.

“Closing Date” means the earlier of the date of the making of the initial Revolving Loan or issuance of the initial Letter of Credit under this Agreement.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Person in or upon which a Lien is granted, or is purported to be granted, by such Person to Lender under any of the Loan Documents.

“Collection Account” means each deposit account of a Borrower identified on Schedule 5.9 as a collection account and such other deposit accounts as may be established after the Closing Date in accordance with the terms hereof in each case used exclusively to receive payments on accounts and proceeds of other Collateral.

“Commitment” means the commitment of Lender to make Revolving Loans or otherwise provide any credit or services to a Borrower under this Agreement.

“Compliance Certificate” means a certificate in the form provided by Lender to a Borrower, as such form, subject to the terms hereof, may from time to time be modified by Lender, which is duly completed (including all schedules thereto), and delivered by or on behalf of Borrowers to Lender.

“Compliance Period” means the period (a) commencing on (i) the date that Excess Availability is less than 15% of the Maximum Credit or (ii) the occurrence of an Event of Default and (b) ending on the date on which Excess Availability has been greater than or equal to such amount for any consecutive 60 day period thereafter and no Event of Default exists.

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“Continuing Directors” means those directors who were either (a) directors of the Company on the Closing Date, (b) directors approved by a board consisting of a majority appointed or approved by individuals referred to in clause (a) of this definition, and (c) directors approved by a board consisting of a majority appointed or approved by individuals in clauses (a) and (b).

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Lender, executed and delivered by a Loan Party, Lender, and the applicable securities intermediary (with respect to a securities account) or bank (with respect to a deposit account).

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 11.7.

“Credit Facility” means the Revolving Loans provided to or for the benefit of each Borrower pursuant to Section 2.1 or other financial accommodations provided for under the Loan Documents.

“Culp Family” means Robert G. Culp, III, his spouse, his mother, his siblings, his lineal descendants, and any trusts established for the benefit of any of them.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided, that, if Daily Simple SOFR determined as provided above would be less than zero, then Daily Simple SOFR shall be deemed to be zero. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

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“Default” means any event or condition which with notice, or passage of time, or both, would constitute an Event of Default.

“Default Rate” means, for any Obligation (including, to the extent permitted by law, interest not paid when due), two percent plus the interest rate otherwise applicable thereto (calculated using the highest Applicable Margin), or in the case of the Letter of Credit fee, two percent above the per annum rate otherwise applicable thereto.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Dollars” or “$” means United States dollars.

“Earn-Outs” means unsecured liabilities of a Loan Party arising under an agreement to make any deferred payment as a part of the consideration payable in respect of a Permitted Acquisition, including performance bonuses or consulting payments in any related services, employment or similar agreement, in an amount that is subject to or contingent upon the revenues, income, cash flow or profits (or the like) of the target of such Permitted Acquisition.

“EBITDA” means, with respect to any fiscal period and with respect to any Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP, (a) the consolidated net income (or loss), for such period, minus (b) without duplication, the sum of the following amounts for such period to the extent included in determining consolidated net income (or loss) for such period: (i) unusual or non-recurring gains, and (ii) interest income, plus (c) without duplication, the sum of the following amounts for such period to the extent deducted in determining consolidated net income (or loss) for such period: (i) non-cash unusual or non-cash non-recurring losses, (ii) Interest Expense, (iii) income taxes, (iv) depreciation and amortization, (v) non-cash losses and non-cash charges (excluding any such non-cash loss or charge (A) to the extent (1) added to EBITDA pursuant to the immediately preceding clause (i), or (2) that represents an accrual or reserve for a potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period and (B) relating to a write-down, write off or reserve with respect to accounts receivable or inventory), (vi) solely for amounts incurred through October 31, 2022 (A) $2,900,000 in respect of inventory impairment and (B) $713,000 in respect of restructuring and related cash charges, ~~and~~ (vii) solely for amounts incurred during each of the fiscal months ended as of the dates set forth in the table below, the corresponding “Deemed Restructuring Changes” amount set forth in the table below, in each case, in respect of restructuring and related cash charges, and (viii) other restructuring and related cash charges in an aggregate amount not to exceed $~~2,000,000~~1,000,000.

FISCAL MONTH ENDED	DEEMED RESTRUCTURING CHARGES
June 2, 2024	$284,000.00

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June 30, 2024	$340,000.00
July 28, 2024	$367,000.00
September 1, 2024	$558,000.00
September 29, 2024	$724,000.00
October 27, 2024	$462,000.00
December 1, 2024	$739,000.00
December 29, 2024	$735,000.00
January 26, 2025	$558,000.00
March 2, 2025	$240,000.00
March 30, 2025	$401,000.00
April 27, 2025	$216,000.00

“Eligible Accounts” has the meaning set forth in Schedule 1.1(a).

“Eligible In-Transit Inventory” has the meaning set forth in Schedule 1.1(b).

“Eligible Inventory” has the meaning set forth in Schedule 1.1(b).

“Eligible Raw Material Inventory” has the meaning set forth in Schedule 1.1(b).

“Equity Interests” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock or partnership, limited liability company or other equity ownership or profit interests or units, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Securities Exchange Act of 1934).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or its Subsidiaries under IRC

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Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Loan Party or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with any Loan Party or any of its Subsidiaries and whose employees are aggregated with the employees of such Loan Party or its Subsidiaries under IRC Section 414(o).

“Event of Default” has the meaning set forth in Section 8.1.

“Excess Availability” means, as of any date of determination, the amount, as determined by Lender, equal to (a) the lesser of (i) the Borrowing Base and (ii) the Maximum Credit, minus, without duplication, (b) the amount of Revolving Loans and Letter of Credit Usage.

“Excluded Account” has the meaning specified therefor in the Security Agreement.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act (7 U.S.C. § 1 et seq.), and any successor statute or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) due to such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (7 U.S.C. § 1 et seq.), and any successor statute and the regulations thereunder at the time the guaranty of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Lender from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).

“Fixed Charge Coverage Ratio” means, with respect to any fiscal period and with respect to any Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP, the ratio of (a) EBITDA for such period minus Unfinanced Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, to (b) Fixed Charges for such period.

“Fixed Charges” means, with respect to any fiscal period and with respect to any Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Interest Expense required to be paid (other than interest paid-in-kind,

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amortization of financing fees, and other non-cash Interest Expense) during such period, (b) scheduled principal payments in respect of Indebtedness that are required to be paid during such period (excluding, to the extent deducted from the calculation of consolidated net income (or loss) of the Company and its Subsidiaries, royalty payments made with respect to intellectual property licenses during such period), (c) all Federal, State, and local income taxes required to be paid during such period, and (d) all Restricted Payments paid (whether in cash or other property, other than common Equity Interests) during such period.

“Freight Forwarders” shall mean the Persons listed on Schedule 1.1(c) hereto or such other Person or Persons as may be selected by a Borrower after the date hereof and after written notice by a Borrower to Lender who are reasonably acceptable to Lender to handle the receipt of inventory within the United States or to clear inventory through the Bureau of Customs and Border Protection or other domestic or foreign export control authorities or otherwise perform port of entry services to process inventory imported by a Borrower from outside the United States (such Persons sometimes being referred to herein individually as a “Freight Forwarder”), provided, that, as to each such Person, (a) Lender shall have received a Freight Forwarder agreement by such Person in favor of Lender (in form and substance satisfactory to Lender) duly authorized, executed and delivered by such Person, (b) such agreement shall be in full force and effect and (c) such Person shall be in compliance in all material respects with the terms thereof.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, certificate of formation, by-laws, limited liability company agreement, operating agreement or other organizational or governing documents of such Person.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, county, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means each Person (other than an individual) that at any time guaranties all or any portion of the Obligations.

“Guaranty” means the Guaranty, dated of even date herewith, by each Loan Party in favor of Lender and any other guarantee of the Obligations at any time executed and delivered by a Loan Party in favor of Lender.

“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

“Indebtedness” as to any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar

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instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices and, other than royalty payments payable in the ordinary course of business in respect of non-exclusive licenses), (f) all monetary obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), and (g) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (A) if applicable, the limited amount of such obligations, and (B) if applicable, the fair market value of such assets securing such obligation.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other Federal or State bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Interest Expense” means, for any period, the aggregate of the interest expense of a Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising in the ordinary course of business), or acquisitions of Indebtedness, Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustment for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such Investment.

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“Lender” has the meaning set forth in the preamble to this Agreement.

“Lender Expenses” has the meaning set forth in Section 5.12.

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“Lender Payment Account” means such account of Lender as Lender may from time to time designate in writing to a Borrower as the Lender Payment Account for purposes of the Loan Documents.

“Letter of Credit” has the meaning set forth in Section 2.3.

“Letter of Credit Usage” means, as of any date, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit, and (b) the aggregate amount of outstanding reimbursement obligations with respect to Letters of Credit which remain unreimbursed or which have not been paid through a Revolving Loan.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan Account” has the meaning set forth in Section 2.4(e).

“Loan Documents” means this Agreement, the Control Agreements, each Borrowing Base Certificate, each Security Agreement, each Guaranty, any note or notes executed by a Borrower in connection with this Agreement and payable to Lender, any subordination agreement, and any other instrument or agreement entered into, now or in the future, by any Loan Party in connection with this Agreement (but specifically excluding agreements for Bank Products).

“Loan Manager Service” means Lender’s proprietary automated loan management program that may from time to time be entered into between a Borrower at such time and Lender.

“Loan Party” means any Borrower or any Guarantor.

“Loan Party Group” means (a) each Loan Party, (b) the parent of each Loan Party, (c) any Affiliate or Subsidiary of any Loan Party, (d) any guarantor of the Obligations, (e) the owner of any collateral securing any part of the Obligations, and (f) any officer, director or agent acting on behalf of any of the parties referred to in items (a) through (e) with respect to the Credit Facility.

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means (a) a material adverse effect in the business, operations, results of operations, assets, liabilities or financial condition of the Loan Parties, taken as a whole, (b) a material impairment of the ability of Loan Parties to perform their obligations under the Loan Documents to which they are a party or of Lender’s ability to enforce the Obligations or realize upon the Collateral (other than as a result of an action taken or not taken that is solely in the control of Lender), or (c) a material impairment of the enforceability or priority of the Liens of Lender with respect to all or a material portion of the Collateral.

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“Material Amount” means $2,500,000.

“Material Indebtedness” means Indebtedness (other than the Revolving Loans) of a Loan Party in an aggregate principal amount exceeding the Material Amount. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of a Loan Party in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that a Loan Party would be required to pay if such Hedge Agreement were terminated at such time.

“Maturity Date” means ~~January 19~~June 12, ~~2026~~2028.

“Maximum Credit” means $~~35,000,000~~30,000,000, increased by the amount of any Increase made in accordance with Section 2.12 of this Agreement.

“Monthly Average Excess Availability” means, for any one calendar month period commencing on the first day of such period, the daily average of the Excess Availability for such period.

“Net Recovery Percentage” means, as of any date of determination, the percentage of the book value of the inventory of a Borrower that is estimated to be recoverable in an orderly liquidation of such inventory net of all associated costs and expenses of such liquidation, such percentage to be determined as to each category of inventory and to be as specified in the most recent appraisal that is received by, and acceptable to, Lender.

“Obligations” means (a) all loans (including the Revolving Loans), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities (including all amounts charged to any Loan Account), obligations (including reimbursement and indemnification obligations with respect to Letters of Credit whether or not contingent), fees, expenses (and any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Loan Party arising out of, under, pursuant to, in connection with, or evidenced by any Loan Document and whether or not for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due, and all other expenses or other amounts that any Loan Party is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all Bank Product Obligations, provided, that, notwithstanding anything to the contrary contained herein, the Obligations shall exclude any Excluded Swap Obligation. Without limiting the generality of the foregoing, the Obligations include the obligation to pay (i) the principal of the Revolving Loans, (ii) interest accrued on the Revolving Loans, (iii) the amount necessary to reimburse Lender for amounts paid or payable pursuant to Letters of Credit, (iv) Letter of Credit commissions, fees (including fronting fees) and charges, (v) Lender Expenses, (vi) fees payable under any Loan Document, and (vii) indemnities and other amounts payable by any Loan Party under any Loan Document. Any reference in this

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Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations of the Obligations, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, as amended).

“Payment Conditions” means, at the time of determination with respect to any specified transaction or payment, the following:

(a)
as of the date of any such transaction or payment, and after giving effect thereto, no Default or Event of Default shall exist;
(b)
as of the date of any such transaction or payment, and after giving effect thereto, the Excess Availability for the immediately preceding 30 consecutive day period shall be not less than 20% of the Maximum Credit, and after giving effect to the transaction or payment, on a pro forma basis using the most recent calculation of the Borrowing Base immediately prior to any such payment or transaction, the Excess Availability shall be not less than such amount; and
(c)
Lender shall have received a certificate of an Authorized Person of a Borrower certifying as to compliance with the preceding clauses and demonstrating (in reasonable detail) the calculations required thereby; provided, that such certificate shall not be required for a Permitted Affiliate Payment made in reliance on clause (b) of such term if at the time of and immediately after giving effect to such Permitted Affiliate Payment, the principal amount of Revolving Loans equals $0.

“Permitted Acquisition” means any acquisition by a Person of all or substantially all of the assets of (or of any division or business line of) any other Person, or the acquisition by a Person of all of the Equity Interests of any other Person (whether by means of a merger, consolidation, or otherwise); provided, that, as to any such acquisition, each of the following conditions is satisfied:

(a)
as of the date of such acquisition and after giving effect thereto, no Event of Default exists or would exist and the proposed acquisition is consensual;

(b) Lender shall have received from the Company a written certificate, in form and substance satisfactory to Lender, showing that the Loan Parties (i) would be in compliance with the financial covenant(s) in Section 7 of this Agreement for the fiscal month ended immediately prior to the proposed date of consummation of such proposed acquisition regardless of whether such financial covenant(s) are required to be tested for such fiscal month, and (ii) are projected to be in compliance with the financial covenant(s) in Section 7 of this Agreement for each of the 12 fiscal months in the period ended one year after the proposed date of consummation of such proposed acquisition assuming that such financial covenant(s) will be required to be tested in each such fiscal month, provided, that, such certificate shall include reasonably detailed calculations with respect to such financial covenant(s) and the calculation of the financial covenant(s) shall be on a

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pro forma basis (including pro forma adjustments arising out of events which are directly attributable to such proposed acquisition, are factually supportable, and are expected to have a continuing impact, in each case, determined as if the acquisition had been effective at the beginning of the relevant period and as are acceptable to Lender) created by adding the historical financial statements of the Loan Parties and their Subsidiaries to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed acquisition;

(c) Lender shall have received forecasted balance sheets, profit and loss statements, and cash flow statements of the Person or assets to be acquired, all prepared on a basis consistent with such Person’s (or assets’) historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the one year period following the date of the proposed acquisition, on a quarter by quarter basis), in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Lender;

(d)
as of the date of any such acquisition, each of the Payment Conditions shall be satisfied;

(e)
the assets being acquired or the Person whose Equity Interests are being acquired did not have negative EBITDA during the 12 consecutive month period most recently ended prior to the date of the proposed acquisition for which financial statements are then available;

(f)
Lender shall have received written notice from the Company of the proposed acquisition at least 15 Business Days prior to the anticipated closing date of the proposed acquisition and, not later than five Business Days prior to the anticipated closing date of the proposed acquisition, copies of the acquisition agreement and other material documents relative to the proposed acquisition, which agreement and documents shall be reasonably acceptable to Lender;

(g)
the assets being acquired, or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of the Loan Parties or a business reasonably related thereto;

(h)
the assets being acquired are located within the United States, or the Person whose Equity Interests are being acquired is organized in a jurisdiction located within the United States; and

(i) the purchase consideration payable in respect of all Permitted Acquisitions (including the proposed acquisition and including deferred payment obligations) shall not exceed $25,000,000 in the aggregate; provided, that, the purchase consideration payable in respect of any single acquisition or series of related purchases or other acquisitions shall not exceed $10,000,000 in the aggregate.

“Permitted Affiliate Payments” means each (a) payment made to Culp Fabrics (Shanghai) Co., Ltd., Culp Upholstery Fabrics – Haiti, Ltd., Culp Home Fashions – Haiti, Ltd., Rayonese Textile Inc., and Culp Fabrics Vietnam Company Limited, so long as (i) all such payments in the aggregate do not exceed the Permitted Affiliate Payments Basket per fiscal month of the Company, (ii) such payment is made in the ordinary course of business of the Loan Parties in accordance with historical practices, and (iii) no Event of Default exists at the time of or after giving effect to such

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payment, and (b) other payment, so long as (i) at the time of and after giving effect to such payment, the Payment Conditions are satisfied and (ii) such payment is made in the ordinary course of business of the Loan Parties in accordance with historical practices.

“Permitted Affiliate Payments Basket” means $10,000,000; provided, that, if the trailing twelve month consolidated net sales of the Company and its Subsidiaries at any time after the sixth calendar month anniversary of the Closing Date decreases by 10% or more (based off of the trailing twelve month consolidated net sales of the Company and its Subsidiaries as of October 30, 2022), the Lender may, in its sole discretion, reduce the Permitted Affiliate Payments Basket to an amount up to the percentage of such decrease in net sales times the amount of the Permitted Affiliate Payments Basket immediately prior to such reduction.

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Dispositions” means each of the following:

(a)
sales, abandonment, or other dispositions of equipment that is substantially worn, damaged, or obsolete or no longer used or useful in the ordinary course of business and leases or subleases of Real Property not useful in the conduct of the business of a Loan Party;
(b)
sales of inventory to buyers in the ordinary course of business;
(c)
the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of any Loan Document;
(d)
the licensing, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, pursuant to (i) non-exclusive licenses and (ii) exclusive licenses that do not (A) restrict the sale by Lender of any Borrowing Base assets, or (B) impact the Company’s ability to continue its operations in the ordinary course of business consistent with historical practices.
(e)
the granting of Permitted Liens;
(f)
the sale or discount, in each case without recourse, of accounts receivable (other than Eligible Accounts) arising in the ordinary course of business, but only in connection with the compromise or collection thereof;
(g)
any involuntary loss, damage or destruction of property;
(h)
any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;
(i)
the making of Restricted Payments that are expressly permitted to be made pursuant to this Agreement;
(j)
the making of Permitted Investments;

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(k)
the lapse, abandonment or other disposition of patents, trademarks, copyrights, and other intellectual property rights that are not material or that are no longer used or useful in any material respect in the business of a Loan Party and do not appear on and are not otherwise affixed to or incorporated in any inventory or necessary in connection with the books and records of a Loan Party or do not have any material value;
(l)
sales or other dispositions of assets of a Loan Party not otherwise described in the provisions set forth in this definition, provided, that, as to any such sale or other disposition, each of the following conditions is satisfied: (i) as of the date of such sale or other disposition, and after giving effect thereto, no Event of Default exists, (ii) each such sale is an arms’ length transaction and the applicable Loan Party receives at least the fair market value of the assets disposed of, (iii) the consideration received by the applicable Loan Party consists of at least 75% cash and is paid at the time of the consummation of the transaction, (iv) the aggregate amount of the consideration received from all assets sold or disposed of permitted under this clause (l) shall not exceed the Material Amount in any fiscal year of a Loan Party, and (v) such transaction does not involve the sale or other disposition of any accounts, inventory, intellectual property or Equity Interests;
(m)
dispositions of assets (other than any accounts or inventory) acquired by a Loan Party pursuant to a Permitted Acquisition consummated within 12 months of the date of the proposed disposition so long as (i) the consideration received for the assets to be so disposed is at least equal to the fair market value of such assets, (ii) the assets to be so disposed are not necessary or economically desirable in connection with the business of Loan Parties, and (iii) the assets to be disposed of are readily identifiable as assets acquired pursuant to the subject Permitted Acquisition;
(n)
dispositions of accounts pursuant to the Supply Chain Financing Agreement; and
(o)
dispositions permitted under Section 6.10 of this Agreement.

“Permitted Indebtedness” means:

(a)
the Obligations;

(b)
Indebtedness as of the Closing Date set forth on Schedule 6.1;
(c)
Indebtedness (including under any Capital Lease) arising after the Closing Date to the extent secured by Liens on equipment or Real Property (other than the Specified Real Property) acquired after the Closing Date in an aggregate outstanding principal amount not to exceed the Material Amount at any time; provided, that, (i) such Liens do not apply to any property of a Loan Party other than specific items of equipment or Real Property, (ii) the Indebtedness secured thereby does not exceed the cost of the applicable equipment or Real Property, as the case may be and (iii) as of the date any such Indebtedness is incurred and after giving effect thereto, no Event of Default shall exist;
(d)
Indebtedness arising in connection with the endorsement of instruments or other payment items for deposit and unsecured Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business;

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(e)
Indebtedness of a Loan Party in respect of bid, payment and performance bonds, workers’ compensation claims, unemployment insurance, health, disability and other employee benefits or property, casualty or liability insurance, or guarantees of the foregoing types of Indebtedness, in the ordinary course of business and consistent with current practices as of the Closing Date;
(f)
the incurrence by any Loan Party of Indebtedness under Hedge Agreements that is incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party’s operations and not for speculative purposes;
(g)
Indebtedness incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”), or any cash management or related services;
(h)
Subordinated Indebtedness; provided, that, the aggregate principal amount of such Indebtedness shall not exceed $1,000,000 outstanding at any time;
(i)
unsecured Indebtedness incurred after the Closing Date and not otherwise specifically described in this definition so long as each of the following conditions is satisfied: (i) such Indebtedness shall have a maturity date that is at least 91 days after the Maturity Date, and (ii) the aggregate principal amount of all such Indebtedness outstanding at any time shall not exceed $1,000,000;
(j)
Indebtedness secured by Liens on the Specified Real Property; provided, that, (i) such Liens do not apply to any property of a Loan Party other than the Specified Real Property, (ii) the principal amount of such Indebtedness does not at any time exceed $20,000,000, (iii) as of the date any such Indebtedness is incurred and after giving effect thereto, no Event of Default or Default shall exist, (iv) the holder of such Indebtedness shall have entered into a mortgagee waiver in favor of Lender, in form and substance satisfactory to Lender, and (v) Lender shall have received copies of all agreements, documents, and instruments executed and delivered in connection with such Indebtedness;
(k)
contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions;
(l)
unsecured Indebtedness of any Loan Party in respect of Earn-Outs owing to sellers of assets or Equity Interests to such Loan Party that is incurred in connection with the consummation of one or more Permitted Acquisitions so long as such unsecured Indebtedness is on terms and conditions reasonably acceptable to Lender;
(m)
Indebtedness of a Person whose assets or Equity Interests are acquired by a Loan Party in a Permitted Acquisition; provided, that, such Indebtedness (i) is either purchase money Indebtedness or a Capital Lease with respect to equipment or mortgage financing with respect to Real Property, (ii) was in existence prior to the date of such Permitted Acquisition, and (iii) was not incurred in connection with, or in contemplation of, such Permitted Acquisition;

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(n)
Indebtedness owed to (i) any Person providing property, casualty, liability, or other insurance to any Loan Party or any of its Subsidiaries or (ii) any Person providing financing for the premiums of property, casualty, liability, or other insurance provided to any Loan Party or any of its Subsidiaries, so long as, in each case, the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year; and
(o)
to the extent constituting Indebtedness, obligations of any Borrower under the Supply Chain Financing Agreement.

“Permitted Investments” means each of the following:

(a)
Investments of a Loan Party consisting of cash and Cash Equivalents;
(b)
Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;
(c)
advances made in connection with purchases of goods or services in the ordinary course of business;
(d)
Investments received in settlement of amounts due to any Loan Party effected in the ordinary course of business or owing to any Loan Party as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party;
(e)
Investments owned by any Loan Party on the Closing Date and set forth on Schedule 6.9;
(f)
Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims;
(g)
deposits of cash made in the ordinary course of business to secure performance of operating leases;
(h)
loans and advances to employees and officers of a Loan Party in the ordinary course of business for any business purpose and in an aggregate amount not to exceed $125,000 outstanding at any one time;
(i)
Investments resulting from Bank Products permitted under clause (f) and clause (g) of the definition of Permitted Indebtedness;
(j)
Investments made after the Closing Date by a Loan Party in or to any other Loan Party;

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(k)
Investments made after the Closing Date by a Loan Party in or to any Person not otherwise described in the provisions above; provided, that, (i) as of the date of any such Investment and after giving effect thereto, each of the Payment Conditions is satisfied, and (ii) the Investment shall be in or to a Person that engages in a line of business substantially similar to, or ancillary or related to, or used in or useful to, the business that a Loan Party is engaged in on the Closing Date;
(l)
Permitted Acquisitions;
(m)
Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition; and
(n)
Investments in Subsidiaries after the Closing Date, in an aggregate amount not to exceed $~~500,000~~2,000,000 outstanding at any one time.

“Permitted Liens” means:

(a)
Liens granted to, or for the benefit of, Lender to secure the Obligations;
(b)
Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet past due, or (ii) do not have priority over the Liens of Lender and the underlying taxes, assessments, or charges or levies are being contested in good faith by appropriate proceedings diligently pursued and available to a Loan Party, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien and with respect to which adequate reserves have been set aside on its books in accordance with GAAP;
(c)
judgment Liens in connection with court proceedings that do not constitute an Event of Default; provided, that, (i) such Liens are being contested in good faith by appropriate proceedings diligently pursued and available to a Loan Party, in each case prior to the commencement of foreclosure or other similar proceedings, which proceedings (or orders entered in connection with such proceeding) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, and (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor;
(d)
Liens set forth on Schedule 6.2;
(e)
the interests of lessors under operating leases and non-exclusive licensors under license agreements;
(f)
Liens on equipment and Real Property arising after the Closing Date to secure Indebtedness permitted under clause (c) and clause (j) of the definition of Permitted Indebtedness, whether such Indebtedness is assumed or incurred by a Loan Party;
(g)
Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet past due,

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or (ii) are being contested in good faith by appropriate proceedings diligently pursued and available to a Loan Party, in each case prior to the commencement of foreclosure or other similar proceedings, which proceedings (or orders entered in connection with such proceeding) have the effect of preventing the forfeiture or sale of the property subject to any such Lien and with respect to which adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor;
(h)
Liens on cash deposited to secure a Loan Party’s obligations in connection with worker’s compensation or other unemployment insurance, or to secure obligations in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money or Liens on cash deposited to secure its reimbursement obligations with respect to surety or appeal bonds obtained in the ordinary course of business;
(i)
with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof;
(j)
non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business;
(k)
rights of setoff or bankers’ liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;
(l)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(m)
Liens solely on any cash earnest money deposits made by a Loan Party in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition;
(n)
Liens assumed by any Loan Party in connection with a Permitted Acquisition that secure Indebtedness of a Person whose assets or Equity Interests are acquired by a Loan Party in a Permitted Acquisition which Indebtedness is permitted under clause (m) of the definition of Permitted Indebtedness;
(o)
Liens granted on the unearned portion of insurance premiums and policy dividends securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness; and
(p)
Liens on Supply Chain Financed Accounts pursuant to the Supply Chain Financing Agreement.

“Permitted Tax Distribution” means that if the Equity Interests of a Loan Party are owned by a Person that is not a Loan Party and such Loan Party has been converted to a pass-through entity for tax purposes, distributions by such Loan Party solely for the payment of income taxes by any Person as a result of its direct or indirect ownership of the Equity Interests of such Loan Party in an amount not to exceed the Federal and State income tax paid or to be paid by the owner of Equity Interests in a Loan Party on taxable income earned by such Loan Party and attributable to such

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owner as a result of such Loan Party’s “pass-through” tax status, assuming the highest marginal income tax rate for Federal and State (for the State or States in which any equity owner is liable for income taxes with respect to such income) income tax purposes, after taking into account any deduction for State income taxes in calculating the Federal income tax liability and all other deductions, credits, deferrals and other reductions available to such owners from or through such Loan Parties.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Projections” means forecasted balance sheets, profit and loss statements, and cash flow statements with respect to a Loan Party, all prepared on a basis consistent with its historical financial statements, and projected amounts available under the Borrowing Base, together with appropriate supporting details and a statement of underlying assumptions.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 11.7.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by any Loan Party and the improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

“Reserves” means, as of any date of determination, those reserves that Lender deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(b), to establish and maintain (including reserves with respect to (a) sums that any Loan Party is required to pay under any Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, (b) amounts owing by any Loan Party to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien), which Lien or trust, in the Permitted Discretion of Lender likely would be pari passu or have a priority superior to Lender’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral), (c) amounts to the extent dilution calculated by Lender in its Permitted Discretion exceeds five percent, (d) obligations in respect of Bank Products, and (e) estimated costs relating to unpaid freight charges, warehousing or storage charges, taxes, duties, and other similar unpaid costs associated with the acquisition and import of Eligible In-Transit Inventory and estimated reclamation claims of unpaid sellers of Eligible In-Transit Inventory.

“Restricted Payment” means any (a) dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of a Loan Party, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity

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Interests or on account of any return of capital to the stockholders, partners or members (or the equivalent Person thereof) of a Loan Party, or payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of a Loan Party, or any setting apart of funds or property for any of the foregoing, or (b) the payment by a Loan Party of any management, advisory or consulting fee or of any extraordinary salary, bonus or other form of compensation, in each case, to any Person who is directly or indirectly a significant partner, shareholder, owner or executive officer of any such Person, to the extent such extraordinary salary, bonus or other form of compensation is not included in the corporate overhead of a Loan Party.

“Revolving Loans” means the revolving loans made by Lender to a Borrower under this Agreement.

“Sanction” or “Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. State Department, the U.S. Department of Commerce, or through any existing or future Executive Order, (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom, or (e) any other Governmental Authority in any jurisdiction in which (i) any member of the Loan Party Group is located or conducts business, (ii) in which any of the proceeds of the Credit Facility will be used, or (iii) from which repayment of the Credit Facility will be derived.

“Sanctioned Target” means any target of Sanctions, including: (a) Persons on any list of targets identified or designated pursuant to any Sanctions, (b) Persons, countries, or territories that are the target of any territorial or country-based Sanctions program, (c) Persons that are a target of Sanctions due to their ownership or control by any Sanctioned Target(s), or (d) otherwise a target of Sanctions, including vessels, planes and ships, that are designated under any Sanctions program.

“Security Agreement” means the Amended and Restated Security Agreement, dated of even date herewith, by and among each Loan Party and Lender, and any other agreement or instrument at any time executed by a Loan Party or any other Person in connection with this Agreement that is intended to (or purports to) create, perfect or evidence a Lien to secure the Obligations.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Loans” means each portion of a Revolving Loan that bears interest at a rate determined by reference to Daily Simple SOFR.

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“Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under applicable laws relating to voidable transfers, fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Real Property” means that certain real property owned by the Company located at 7209 US-158, Stokesdale, North Carolina 27357.

“Subordinated Indebtedness” means any Indebtedness of any Loan Party incurred from time to time that is subordinated in right of payment to the Obligations and is subject to a subordination agreement in form and substance satisfactory to Lender, and is otherwise on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to Lender.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the board of directors (or equivalent) of such corporation, partnership, limited liability company, or other entity.

“Supply Chain Financed Accounts” means accounts owing by a Supply Chain Financing Customer to a Borrower which have been purchased by the Supply Chain Financer pursuant to the Supply Chain Financing Agreement.

“Supply Chain Financer” means Wells Fargo.

“Supply Chain Financing Agreement” means that certain Receivables Purchase Agreement, dated as of March 16, 2011, between the Company and the Supply Chain Financer, as amended, restated, supplemented, or otherwise modified prior to the Closing Date or as amended, restated, supplemented, or otherwise modified thereafter in accordance with the terms of Section 6.6(b) of this Agreement.

“Supply Chain Financing Customers” means HNI Corporation, an Iowa corporation, and its Affiliates.

“Supported QFC” has the meaning set forth in Section 11.7.

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“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Termination Date” means the earliest to occur of (a) the Maturity Date, (b) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) and the Commitment is terminated (or deemed terminated), or (c) the termination of the Commitment in accordance with the provisions of Section 3.5.

“Third Amendment Effective Date” means June 12, 2025.

“UCC” means the Uniform Commercial Code as in effect in the State of New York and any successor statute, as in effect from time to time (except that terms used herein which are not otherwise defined herein and defined in the Uniform Commercial Code as in effect in the State of New York on the Closing Date shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Lender may otherwise determine).

“Unfinanced Capital Expenditures” means Capital Expenditures (a) not financed with the proceeds of any incurrence of Indebtedness (other than the incurrence of any Revolving Loans), the proceeds of any sale or issuance of Equity Interests or equity contributions, the proceeds of any asset sale (other than the sale of inventory in the ordinary course of business), or any insurance proceeds, and (b) that are not reimbursed by a third Person (excluding any Loan Party or any of its Affiliates) in the period such expenditures are made pursuant to a written agreement.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 11.7.

“Value” means, the lower of (a) cost computed on a first-in first-out basis in accordance with GAAP or (b) market value; provided, that, for purposes of the calculation of the Borrowing Base, (i) the Value of the inventory shall not include: (A) the portion of the value of inventory equal to the profit earned by any Affiliate on the sale thereof to a Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the inventory shall be computed in the same manner and consistent with the most recent appraisal of the inventory that is received by, and acceptable to, Lender prior to the Closing Date, if any.

1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, that, if a Borrower notifies Lender that Borrowers request an amendment to any provision hereof to eliminate the effect of any Accounting Changes occurring after the Closing Date or in the application thereof on the operation of such provision (or if Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application

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thereof, then Lender and Borrowers agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of Lender and Borrowers after such change conform as nearly as possible to their respective positions immediately before such Accounting Change took effect and, until any such amendments have been agreed upon and agreed to by Lender, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred; provided, further, that notwithstanding anything to the contrary in this Agreement, any obligation of a Person under a lease that is not (or would not be) required to be classified and accounted for as a Capital Lease on a balance sheet of such Person under GAAP prior to the effect of FASB ASC 842 shall not be treated as a Capital Lease as a result of the adoption of FASB ASC 842. A Loan Party shall deliver to Lender at the same time as the delivery of any financial statements given in accordance with the provisions of Section 5.1, (a) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding monthly, quarterly or annual financial statements and (b) a reasonable estimate of the effect on the financial statements on account of such changes in application. When used herein, the term “financial statements” shall include the notes and schedules thereto. Notwithstanding anything to the contrary contained herein, (i) all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards Board’s Accounting Standards Codification Topic 825 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof, and (ii) the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is (A) unqualified, and (B) does not include any explanation, supplemental comment, or other comment concerning the ability of the applicable Person to continue as a going concern or concerning the scope of the audit.

1.3 UCC Terms. Any terms used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein; provided, that, to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern.

1.4 Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall” and vice-versa. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, modified, supplemented, extended, renewed, restated or replaced (subject to any restrictions on such amendments, supplements or modifications set forth in any Loan Document), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan

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Document in its entirety and not to any particular provision thereof, (d) all references in a Loan Document to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (e) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Section headings in any Loan Document are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document. Each schedule and exhibit to this Agreement is incorporated by reference herein and is made a part of this Agreement. Any capitalized term used in any schedule or exhibit to this Agreement shall have the meaning assigned to such term herein, unless otherwise defined in such schedule or exhibit. An Event of Default shall exist or continue until such Event of Default is waived in accordance with Section 9.5 in accordance with the terms hereof. Each Loan Party shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Lender under any Loan Document. Any reference to an obligation of a Borrower or a Loan Party or to Borrowers or Loan Parties, or to any Borrower or any Loan Party, as the case may be, shall mean that each Borrower or each Loan Party, as the case may be, is jointly and severally liable with each other Borrower or Loan Party in respect of such obligation. In connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (i) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time. Any reference in any Loan Document to a merger, transfer, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Any reference to an agreement or other matter being “reasonably satisfactory” to Lender shall mean a determination made in the exercise of reasonable judgment from the perspective of a secured asset-based lender. Any reference to expenses of Lender in any Loan Document shall include all Lender Expenses. Reference to a Loan Party’s “knowledge” or similar concept means actual knowledge of an Authorized Person, or knowledge that an Authorized Person would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter. If the performance of an obligation hereunder or any other Loan Document is due on a day that is not a Business Day, the performance of such obligation shall be due on the first Business Day to occur after such day.

1.5 Time References. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Eastern time, as in effect in New York, New York on such day. For purposes of the computation of a period of time from a specified

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date to a later specified date, unless otherwise expressly provided, the word “from” means “from and including” and the words “to” and “until” each means “to and including”; provided, that, with respect to a computation of fees or interest payable to Lender, such period shall in any event consist of at least one full day.

1.6 Payment in Full. Any reference in any Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (a) the payment in full in cash of the principal and accrued and unpaid interest with respect to the Revolving Loans, (b) the payment in full in cash of all fees, charges and expenses that have accrued and are unpaid regardless of whether payment has been demanded or is otherwise due, (c) the delivery to Lender of cash collateral, or at Lender’s option, a letter of credit payable to Lender issued by a bank acceptable to Lender and in form and substance satisfactory to Lender, in either case in respect of (i) 105% of the then existing Letter of Credit Usage, (ii) contingent Obligations for which a claim or demand for payment has been made at such time or in respect of matters or circumstances known to Lender at the time, and which are reasonably expected to result in any loss, cost, damage or expense (including attorneys’ fees and legal expenses) to Lender for which Lender would be entitled to indemnification by a Loan Party hereunder and (iii) an amount determined by Lender equal to the reasonably estimated credit exposure, operational risk or processing risk with respect to the then existing Bank Product Obligations, and (d) the termination of the Commitment and the financing arrangements provided by Lender to each Borrower hereunder.

1.7 Rounding. Any financial ratios required to be maintained by a Loan Party pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.8 Resolution of Drafting Ambiguities. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents, that it and its counsel reviewed and participated in the preparation and negotiation of the Loan Documents and that any rule of construction to the effect that ambiguities are to be resolved against Lender as the drafting party shall not be applicable in the interpretation of the Loan Documents.

2. CREDIT FACILITY

2.1 Revolving Loans.

(a) Subject to, and upon the terms and conditions contained herein, on and after the Closing Date until the Termination Date, Lender agrees to make Revolving Loans to a Borrower from time to time in amounts requested by or on behalf of such Borrower, provided, that, after giving effect to any such Revolving Loan, the aggregate principal amount of the Revolving Loans outstanding plus the Letter of Credit Usage shall not exceed the lesser of the Borrowing Base at such time or the Maximum Credit.

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(b) Lender shall have the right (but not the obligation) at any time, in its Permitted Discretion, to establish and increase or decrease Reserves, provided, that, (i) the amount of any Reserve established by Lender shall have a reasonable relationship to the event, condition, other circumstance, or fact that is the basis for such Reserve and (ii) such Reserves shall not be duplicative of any eligibility criteria. To the extent that an event, condition or circumstance as to any eligible asset is addressed pursuant to the treatment thereof within the applicable definition of such terms, Lender shall not also establish a Reserve to address the same event, condition or circumstance. Lender shall notify a Borrower of the establishment of any new categories of Reserves, or any change in the methodology for the calculation of an existing Reserve (in each case after the Closing Date except that such notice shall not be required at any time an Event of Default exists or at any time if Lender, in its Permitted Discretion, determines that it is necessary to act sooner to preserve or protect the Collateral or its value or the rights of Lender therein). In such event, Lender shall be available to discuss the change. A Borrower may take such action as may be required so that the event, condition, circumstance, or fact that is the basis for such Reserve no longer exists. If Lender determines in its Permitted Discretion that the event, condition, other circumstance or fact that is the basis for the establishment or change to such Reserve no longer exists or has otherwise been adequately addressed by a Borrower, Lender shall adjust or eliminate the Reserve accordingly. At any time that the Maximum Credit is less than the amount of the Borrowing Base, Reserves in respect of amounts that may be payable to third parties may be deducted from the Maximum Credit.

2.2 Borrowing Procedures.

(a) Each Revolving Loan shall be made by a written request by or on behalf of a Borrower delivered to Lender (which may be delivered through Lender’s electronic platform or portal) and received by Lender no later than 11:00 a.m. on the Business Day that is the requested date that the Revolving Loan be made, specifying (i) the amount of such Revolving Loan, and (ii) the date of such Revolving Loan, which shall be a Business Day; provided, that, Lender may, in its discretion, elect to accept as timely requests that are received later than 11:00 a.m. on the applicable Business Day, subject to Section 2.2(c). All borrowing requests which are not made on-line via Lender’s electronic platform or portal or pursuant to the Loan Manager Service shall be subject to (and unless Lender elects otherwise in its discretion, such Revolving Loans shall not be made until the completion of) Lender’s authentication process (with results satisfactory to Lender) prior to the funding of any such requested Revolving Loan.

(b) All Revolving Loans shall be conclusively presumed to have been made to, and at the request of and for the benefit of, a Borrower when deposited to the credit of a Borrower or otherwise disbursed or established in accordance with the instructions of a Borrower to the deposit account specified to Lender for such purpose (which shall be at a bank acceptable to Lender) or in accordance with the terms and conditions of this Agreement.

(c) If Lender has separately agreed that a Borrower may use the Loan Manager Service, Revolving Loans (i) will be made solely by the Loan Manager Service, and (ii) will be initiated by Lender and credited to a Borrower’s operating account maintained with Lender as Revolving Loans as of the end of each Business Day in an amount sufficient to maintain an agreed upon ledger balance in such Borrower’s operating account maintained with Lender, subject to Excess

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Availability. Lender may terminate a Borrower’s access to the Loan Manager Service at any time in its discretion. If Lender terminates a Borrower’s access to the Loan Manager Service, each Borrower may continue to request Revolving Loans as provided herein so long as no Event of Default exists. Lender will have no obligation to make a Revolving Loan through the Loan Manager Service in an amount in excess of Excess Availability or if an Event of Default exists or any of the other conditions set forth in Section 3.2 are not satisfied.

2.3 Letter of Credit Facility. As a subfacility under the Credit Facility, subject to, and upon the terms and conditions contained herein, on and after the Closing Date until the Termination Date, Lender agrees to issue or cause an Affiliate to issue standby letters of credit or sight commercial letters of credit for the account of a Borrower for purposes acceptable to Lender (each a “Letter of Credit” and collectively, “Letters of Credit”); provided, that, (a) the aggregate Letter of Credit Usage will not at any time exceed $~~1,000,000~~2,000,000 and (b) as of the date of the issuance of any Letter of Credit, and after giving effect thereto, the aggregate amount of the Revolving Loans and the Letter of Credit Usage will not exceed the lesser of the Borrowing Base or the Maximum Credit. The form and substance of each Letter of Credit will be subject to approval by Lender and each Borrower shall execute and deliver such additional letter of credit agreements, applications and other documents required by Lender as a condition to the issuance, amendment, extension or renewal of any Letter of Credit. Each Letter of Credit will be issued for a term not to exceed 365 days, as designated by a Borrower; provided, that, no Letter of Credit will have an expiration date after the Maturity Date. Each Letter of Credit will be issued under, and subject to, the additional terms and conditions of the letter of credit agreements, applications and any related documents required by Lender. Each drawing paid under a Letter of Credit will be deemed a Revolving Loan and will be repaid by Borrowers in accordance with the terms and conditions of this Agreement applicable to Revolving Loans; provided, that, if Revolving Loans are not available for any reason at the time any drawing is paid by Lender, then Borrowers will immediately pay to Lender the full amount drawn, together with interest on such amount from the date such drawing is paid to the date such amount is fully repaid by Borrowers, at the rate of interest then applicable to Revolving Loans. In such event Borrowers agree that Lender may charge the Loan Account or debit any deposit account maintained by any Loan Party for the amount of any such drawing.

2.4 Payments; Prepayments.

(a) Payments by Borrowers. Except as otherwise expressly provided herein, all payments by a Borrower shall be made to the Lender Payment Account or such other place as Lender may designate in writing to a Borrower from time to time and shall be made in immediately available funds, no later than 1:30 p.m. on the date specified herein. Any payment received by Lender later than 1:30 p.m. shall be deemed to have been received (unless Lender, in its discretion, elects to credit it on the date received) on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day. All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto. No

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Loan Party will fund any repayment of the Credit Facility with proceeds, or provide as Collateral any property, that is directly or indirectly derived from any transaction or activity that is prohibited by Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws, or that could otherwise cause Lender or any other party to any Loan Document to be in breach of Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws.

(b) Application of Payments. Subject to the other terms and conditions contained herein, Lender shall apply payments received or collected from a Borrower or for the account of a Borrower (including the monetary proceeds of collections or of realization upon any Collateral) as follows, so long as no Event of Default exists: first, to the payment in full of any fees, indemnities, or expense reimbursements then due to Lender; second, to the payment in full of interest due in respect of any Revolving Loans; third, to the payment in full of principal in respect of the Revolving Loans, whether or not then due; fourth, to pay or prepay any other Obligations, whether or not then due, in such order and manner as Lender directs; and fifth to Borrowers or such other Person entitled thereto under applicable law. Such payments shall be applied as Lender determines at any time an Event of Default exists, including to be used as cash collateral in respect of Obligations related to Letters of Credit (in an amount up to 105% of the Letter of Credit Usage) or such other Obligations as Lender may determine, on such terms as Lender may require.

(c) Optional Prepayments. Each Borrower may prepay the principal of any Revolving Loan at any time in whole or in part, without premium or penalty.

(d) Mandatory Prepayments. If, at any time, the aggregate principal amount of the Revolving Loans outstanding plus the Letter of Credit Usage exceeds the lesser of the Borrowing Base or the Maximum Credit, then a Borrower shall promptly, but in any event, within one Business Day prepay the Obligations in an aggregate amount equal to the amount of such excess (or after the prepayment of all Revolving Loans, upon Lender’s demand, immediately provide cash collateral up to 105% of the Letter of Credit Usage as required to address such excess, even if amounts greater than such excess are required as a result of the amount of any Letters of Credit then outstanding).

(e) Maintenance of Loan Account; Statements of Obligations. Lender shall maintain an account on its books in the name of each Borrower (the “Loan Account”) evidencing the Obligations, including Revolving Loans, Letters of Credit, interest, fees and Lender Expenses. Any such records shall be presumptively correct, absent manifest error, provided, that, the failure to make any such entry or the existence of any error in such records, shall not affect any of the Obligations. Lender shall make available to a Borrower monthly statements regarding the Loan Account, including the principal amount of the Revolving Loans, interest, fees and Lender Expenses. Each such statement, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between each Borrower and Lender unless, within 30 days after Lender first makes such a statement available to a Borrower, such Borrower shall deliver to Lender written objection thereto describing any error contained in such statement.

(f) Evidence of Debt. Lender may request that Revolving Loans made by it be evidenced by a promissory note. In such event, each Borrower shall execute and deliver to Lender a promissory note payable to the order of Lender (or, if requested by Lender, to Lender and its

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registered assigns) and in a form approved by Lender. Thereafter, the Revolving Loans evidenced by such promissory note and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

(g) Charges to Loan Account. At the election of Lender, all payments of principal, interest, fees, expenses and other amounts payable under the Loan Documents may be paid from the proceeds of Revolving Loans made hereunder whether made following a request by a Borrower or a deemed request as provided in this Section or may be deducted from any deposit account of any Borrower maintained with Lender. Each Borrower is hereby irrevocably deemed to request that Lender, and Lender is hereby authorized to, (i) make a Revolving Loan for the purpose of paying each payment of principal, interest, fees, expenses and other amounts as it becomes due under any Loan Document and agrees that all such amounts charged shall constitute Revolving Loans, (ii) make a Revolving Loan to preserve or protect the Collateral, or any portion thereof, and (iii) charge any deposit account of any Borrower maintained with Lender for each payment of principal, interest, fees, expenses and other amounts due under any Loan Document.

(h) Repayment on Termination Date. Borrowers shall make payment in full of the Obligations on the Maturity Date or if earlier, any other Termination Date.

(i) Indemnity for Returned Payments. If after any payment, or proceeds of Collateral, are applied to the payment of any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Each Loan Party shall be liable to pay to Lender, and does hereby agree to indemnify and hold Lender harmless for, the amount of any payments or proceeds surrendered or returned. This Section shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section shall survive the payment in full of the Obligations and the termination of this Agreement.

(j) Crediting Payments. The receipt of any payment item by Lender shall not be required to be considered a payment on account unless such payment item is a wire transfer of immediately available funds made to the Lender Payment Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then a Loan Party shall be deemed not to have made such payment. Notwithstanding anything to the contrary contained herein, any payment item shall be deemed received by Lender only if it is received into the Lender Payment Account on a Business Day on or before 1:30 p.m. If any payment item is received into the Lender Payment Account on a non-Business Day or after 1:30 p.m. on a Business Day (unless Lender, in its discretion, elects to credit it on the date received), it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.

2.5 Interest and Fees.

(a) Rates and Payment of Interest.

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(i) All Obligations (except for the undrawn amount of any issued and outstanding Letters of Credit) shall bear interest at Daily Simple SOFR in effect from time to time, plus the Applicable Margin, except (A) Obligations shall bear interest at the Default Rate (whether before or after any judgment) automatically on and after an Event of Default under Section 8.1(d) and upon written notice by Lender to a Borrower on and after any other Event of Default, and (B) as otherwise provided in Section 2.7.

(ii) Interest shall accrue from the date a Revolving Loan is made or Obligation is incurred or payable, as the case may be, until paid in full by a Borrower. Interest accrued on Revolving Loans shall be due and payable in arrears, on the first Business Day of each calendar month and on the Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on the earliest of the first Business Day of the calendar month after incurred, on demand, or the Termination Date. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

(iii) On the ~~Closing~~Third Amendment Effective Date, Daily Simple SOFR is ~~4.31~~4.28% and the Applicable Margin for SOFR Loans is ~~1.50~~2.00%. Therefore, the rate of interest in effect hereunder on the ~~Closing~~Third Amendment Effective Date for SOFR Loans, expressed in simple interest terms is ~~5.81~~6.28%.

(b) Computation of Interest and Fees. Interest and fees calculated on a per annum basis shall be calculated on the basis of a 360 day year and actual days elapsed. The interest rate on non-contingent Obligations shall increase or decrease by an amount equal to each increase or decrease in Daily Simple SOFR in the case of SOFR Loans effective on the date of any change in Daily Simple SOFR, and if at any time there are Base Rate Loans, an amount equal to each increase or decrease in the Base Rate effective on the date of any change in the Base Rate. Each determination by Lender of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration.

(c) Fees; Expenses. Borrowers shall pay to Lender the fees and Lender Expenses in the amounts and at the time specified in Schedule 2.5.

2.6 Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under any Loan Document, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. If at any time the interest rate set forth in any of the Loan Documents exceeds the maximum interest rate allowable under applicable law, the interest rate will be deemed to be such maximum interest rate allowable under applicable law.

2.7 Illegality; Market Conditions. Notwithstanding anything to the contrary contained herein, subject to the occurrence of a Benchmark Transition Event, as such terms are defined in Schedule 2.7, if (a) any Change in Law has made it unlawful, or any Governmental Authority has asserted that it is unlawful, for Lender to make or maintain a SOFR Loan or to maintain the Commitment with respect to a SOFR Loan, or to determine or charge interest rates based on Daily Simple SOFR or SOFR or (b) Lender determines in good faith (which determination shall, absent

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manifest error, be final and conclusive and binding upon all parties hereto) that Daily Simple SOFR cannot be determined pursuant to the definition thereof other than as a result of a Benchmark Transition Event, then Lender shall give notice thereof to a Borrower and may (A) declare that SOFR Loans will not thereafter be made by Lender, such that any request for a SOFR Loan from Lender shall be deemed to be a request for a Base Rate Loan unless Lender’s declaration has been withdrawn (and it shall be withdrawn promptly upon the cessation of the circumstances described in clause (a) or (b) above) and (B) require that all outstanding SOFR Loans made by Lender be converted to Base Rate Loans immediately, in which event all outstanding SOFR Loans shall be so converted and all Obligations (except for the undrawn amount of any issued and outstanding Letters of Credit) shall bear interest at the Base Rate in effect from time to time, plus the Applicable Margin.

2.8 Increased Costs. If any Change in Law shall: (a) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, Lender; (b) subject Lender to any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto of any kind whatsoever with respect to any Loan Document or any SOFR Loan made by it, or change the basis of taxation of payments to Lender in respect thereof; or (c) impose on Lender any other condition, cost or expense affecting any Loan Document or SOFR Loans, and the result of any of the foregoing shall be to increase the cost to Lender of making or maintaining any SOFR Loan (or of maintaining its obligation to make any such Revolving Loan), or to increase the cost to Lender or to reduce the amount of any sum received or receivable by Lender hereunder (whether of principal, interest or any other amount) then, upon request of Lender, Borrowers will pay to Lender, such additional amount or amounts as will compensate Lender, as the case may be, for such additional costs incurred or reduction suffered.

2.9 Capital Requirements. If Lender determines that any Change in Law affecting Lender or any lending office of Lender or Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on Lender’s capital or on the capital of Lender’s holding company, if any, as a consequence of any Loan Document, the Commitment or the Revolving Loans, to a level below that which Lender or Lender’s holding company could have achieved but for such Change in Law (taking into consideration Lender’s policies and the policies of Lender’s holding company with respect to capital adequacy), then from time to time Borrowers will pay to Lender such additional amount or amounts as will compensate Lender or Lender’s holding company for any such reduction suffered.

2.10 Certificates for Reimbursement. A certificate of Lender setting forth the amount or amounts necessary to compensate Lender or its holding company, as the case may be, as specified in Sections 2.8 or 2.9 and delivered to any Borrower shall be conclusive absent manifest error. Borrowers shall pay Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

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2.11 Delay in Requests. Failure or delay on the part of Lender to demand compensation pursuant to Sections 2.8 or 2.9 shall not constitute a waiver of Lender’s right to demand such compensation, provided that Borrowers shall not be required to compensate Lender pursuant to this Section for any increased costs incurred or reductions occurring more than 180 days prior to the date that Lender becomes aware of the event giving rise to Lender’s claim for compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

2.12 Uncommitted Accordion. Subject to the terms and conditions of this Agreement, Borrowers may request an increase in the Maximum Credit of up to $10,000,000 in the aggregate (the “Uncommitted Accordion Amount”), but only so long as (a) no Default or Event of Default exists, (b) each requested increase is in a minimum amount of $5,000,000 and in multiples of $2,500,000 and is offered on the same terms as the existing Revolving Loans but subject to such additional fees required by Lender at such time, (c) increases under this Section 2.12 (each such increase, an “Increase”) do not exceed the Uncommitted Accordion Amount in the aggregate and no more than two Increases during each calendar year may made hereunder, and (d) any and all other conditions required by Lender in its sole discretion with respect to any such requested Increase the Maximum Credit are satisfied, including Lender’s receipt of internal credit approval for any such Increase. Lender is under no obligation to provide Borrowers with all or any part of the Uncommitted Accordion Amount, and any Increase shall be subject to Lender’s approval in its sole discretion. Subject to the immediately preceding sentence and the conditions set forth in this Section, the Maximum Credit shall be subject to an Increase by the requested amount on a date agreed upon by Lender and Borrowers. Borrowers shall execute and deliver to Lender such documents and agreements as Lender deems appropriate in connection with any such Increase.

3. CONDITIONS; TERM OF AGREEMENT

3.1 Conditions Precedent to the Initial Revolving Loan. The obligation of Lender to make the initial Revolving Loan or issue the initial Letter of Credit is subject to the satisfaction of each of the conditions precedent set forth on Schedule 3.1. The making of the initial Revolving Loan by Lender shall be conclusively deemed to confirm the satisfaction or waiver of the conditions precedent set forth in Schedule 3.1.

3.2 Conditions Precedent to all Revolving Loans. The obligation of Lender to make any Revolving Loans or issue, amend, renew or extend any Letter of Credit at any time shall be subject to the following conditions precedent:

(a) the representations and warranties of each Loan Party contained in the Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such Revolving Loan, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all

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material respects as of such earlier date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof));

(b) as of the date of any such Revolving Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, or the use of the proceeds thereof, and after giving effect to any of the foregoing, no Event of Default or Default shall exist;

(c) Lender shall have received a request for such Revolving Loan or such Letter of Credit (or for the amendment, renewal or extension thereof) in accordance with the requirements of the Loan Documents; and

(d) as of the date of any such Revolving Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, or the use of the proceeds thereof, and after giving effect to any of the foregoing, the aggregate principal amount of the Revolving Loans and the Letter of Credit Usage shall not exceed the lesser of the Maximum Credit or the Borrowing Base.

Each request for a Revolving Loan or the issuance, amendment, renewal or extension of any Letter of Credit delivered by a Borrower shall be deemed to be a representation and warranty by each Borrower that the conditions specified in Section 3.2 have been satisfied on and as of the date of the applicable Revolving Loan or issuance, amendment, renewal or extension of a Letter of Credit and after giving effect thereto. The making of any Revolving Loan or the issuance, amendment, renewal or extension of any Letter of Credit shall not be deemed a modification or waiver by Lender of any of the terms of any Loan Document or any Event of Default or Default.

3.3 Maturity. The Commitment shall continue in full force and effect for a term ending on the Maturity Date (unless terminated earlier in accordance with the terms hereof).

3.4 Effect of Maturity. On the Maturity Date, the Commitment shall automatically terminate and all of the Obligations shall become due and payable without notice or demand and Borrowers shall be required to pay in full all of the Obligations. No termination of the Commitment shall relieve or discharge any Loan Party of its duties, obligations, or covenants under any Loan Document and the Liens of Lender in the Collateral shall continue to secure the Obligations and shall remain in effect until payment in full of all Obligations.

3.5 Early Termination by Borrowers. A Borrower has the option, at any time upon 10 Business Days prior written notice to Lender, to make payment in full of all of the Obligations, without premium or penalty. The foregoing notwithstanding, (a) a Borrower may rescind such written notice if it states that the proposed payment in full of the Obligations is to be made with the proceeds of third party Indebtedness and if the closing for such incurrence does not happen on or before the date of the proposed termination set forth in such notice (in which case, a new notice shall be required to be sent in connection with any subsequent termination), and (b) for the

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avoidance of doubt, nothing in this Section 3.5 shall effect a termination of any Hedge Agreement, which Hedge Agreements may only be terminated in accordance with their respective terms.

4. REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to Lender the following:

4.1 Due Organization and Qualification. Each Loan Party (a) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (b) is qualified to do business in any State where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to own and operate its assets, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

4.2 Due Authorization; No Conflict. The execution, delivery, and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party. The execution, delivery, and performance by each Loan Party of the Loan Documents to which it is a party do not and will not (a) violate any material provision of Federal, State, or local law or regulation applicable to any Loan Party, the Governing Documents of any Loan Party, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party, (b) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (c) require any approval of any holder of Equity Interests of a Loan Party, other than consents or approvals that have been obtained and that are still in force and effect.

4.3 Binding Obligations; Perfected Liens.

(a) Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b) The Liens of Lender are validly created, perfected and first priority Liens, subject as to priority, only to Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens, or the interests of lessors under Capital Leases, except for Liens in respect of (i) motor vehicles that are subject to a certificate of title, (ii) money, (iii) letter-of-credit rights (other than supporting obligations), (iv) commercial tort claims (other than those that, by the terms of any Loan Document, are required to be perfected), and (v) any deposit accounts and securities accounts not subject to a Control Agreement as permitted by any Loan Document, and subject only to the filing of financing statements in the appropriate filing offices.

4.4 Title to Assets; No Encumbrances. Each Loan Party has (a) good, sufficient and legal title to (in the case of fee interests in Real Property), (b) valid leasehold interests in (in the case of

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leasehold interests in real or personal property), and (c) good and marketable title to (in the case of all other personal property), all of its assets reflected in its most recent financial statements delivered to Lender, in each case except for assets disposed of since the date of such financial statements to the extent permitted by any Loan Document. All of such assets are free and clear of Liens except for Permitted Liens.

4.5 Litigation. Except as set forth on Schedule 4.5, there are no actions, suits, proceedings or investigations pending or, to the knowledge of a Loan Party, threatened in writing against a Loan Party, that (a) relate to any Loan Document or transaction contemplated thereby or (b) either individually or in the aggregate has or could reasonably be expected to have a Material Adverse Effect.

4.6 Compliance with Laws. No Loan Party (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No inventory has been produced in violation of the Fair Labor Standards Act of 1938.

4.7 No Material Adverse Effect. All historical financial statements relating to each Loan Party that have been delivered by a Loan Party to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the financial condition of such Loan Party as of the date thereof and results of operations for the period then ended. Since May 1, 2022, no event, circumstance, or change has occurred that has or could reasonably be expected to have a Material Adverse Effect.

4.8 Solvency. Each Loan Party is Solvent.

4.9 Environmental Condition. Except as set forth on Schedule 4.9, each Loan Party and its Subsidiaries are in compliance in all material respects with all applicable Federal, State and local environmental, hazardous waste, health and safety statutes, and any rules or regulations related to such statutes, which govern or affect the operations or properties of such Loan Party and its Subsidiaries. None of the operations of any Loan Party or its Subsidiaries is the subject of any Federal, State or local investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. No Loan Party has any material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

4.10 Complete Disclosure; Projections. All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature

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and general information about each Loan Party) furnished by or on behalf of any Loan Party in writing to Lender in connection with any Loan Document, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about any Loan Party) hereafter furnished by or on behalf of a Loan Party in writing to Lender will be true and accurate, in all material respects, on the date as of which such information is dated or certified (or, if such information has been updated, amended, or supplemented in writing to Lender, on the date as of which any such update, amendment, or supplement is dated or certified) and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. Projections delivered to Lender represent the good faith estimate of each Loan Party, on the date such Projections are delivered, of the future performance of such Loan Party for the periods covered thereby based upon assumptions believed by such Loan Party to be reasonable at the time of the delivery thereof to Lender (it being understood that such Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of a Loan Party, and no assurances can be given that such Projections will be realized).

4.11 Taxes. Except as otherwise permitted under Section 5.5, all tax returns and reports of each Loan Party required to be filed by it have been timely filed, and all taxes shown on such tax returns to be due and payable and all other taxes upon a Loan Party and upon its assets, income, businesses and franchises that are due and payable have been paid when due and payable. Each Loan Party has made adequate provision in accordance with GAAP for all taxes not yet due and payable. To the knowledge of any Loan Party, there is no proposed tax assessment against a Loan Party that is not being contested in good faith by appropriate proceedings diligently pursued and available to a Loan Party, in each case prior to the commencement of foreclosure or other similar proceedings, which proceedings (or orders entered in connection with such proceeding), and adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor.

4.12 Margin Stock; Investment Company Act, Etc. No Loan Party owns any Margin Stock or engages principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan Party is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other Federal or State statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Loan Party is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.13 OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws; Patriot Act. (a) No Loan Party nor any of its Subsidiaries nor, to the knowledge of any Loan Party, any director, officer, employee, agent, or Affiliate of any Loan Party or any Subsidiary is a Sanctioned Target or is owned or controlled by, or is acting on behalf of, a Sanctioned Target, (b)

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each of the Loan Parties and its Subsidiaries has instituted, maintains and complies with policies, procedures and controls reasonably designed to assure compliance with Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws, and (c) to the knowledge of any Loan Party, no member of the Loan Party Group is under investigation by a Governmental Authority for non-compliance with Sanction(s), Anti-Money Laundering Laws or Anti-Corruption Laws. As of the Closing Date, the information included in the certification regarding beneficial ownership as required by 31 C.F.R. §1010.230 received by Lender from any Loan Party that is a “legal entity customer” as defined in such regulation, is true and correct in all respects.

4.14 Employee and Labor Matters. There is (a) no unfair labor practice complaint pending or, to the knowledge of any Loan Party, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a material liability, and (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Loan Party that could reasonably be expected to result in a material liability. Except as described on Schedule 4.14 (as such Schedule may be supplemented by the Loan Parties after the Closing Date), no Loan Party is party to or bound by any collective bargaining agreement, management agreement or consulting agreement (limited, in the case of any such consulting agreement, to each such agreement involving payment of consideration equal to or greater than the Material Amount per fiscal year). No Loan Party has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar State law, which remains unpaid or unsatisfied.

4.15 ERISA. No Loan Party, nor any of its Subsidiaries, nor any of its ERISA Affiliates, maintains or contributes to any Benefit Plan.

4.16 Capitalization and Subsidiaries. Schedule 4.16 sets forth (a) a correct and complete list of the name and entity type of each Subsidiary of each Loan Party and each such Subsidiary’s relationship to each Loan Party, and (b) a true and complete list of each class of the authorized Equity Interests of each Loan Party, all of which issued Equity Interests are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 4.16 (as such Schedule may be supplemented by the Loan Parties after the Closing Date).

4.17 Brokers. There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

5. AFFIRMATIVE COVENANTS

Unless otherwise hereafter agreed in writing by Lender:

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5.1 Financial Statements; Borrowing Base Certificate; Other Information. Each Loan Party (a) will deliver to Lender each of the financial statements, reports, and other items set forth on Schedule 5.1 no later than the times specified therein, (b) will maintain a system of accounting that enables each Loan Party to produce financial statements in accordance with GAAP, and (c) will (i) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to its sales, and (ii) maintain its billing systems and practices substantially as in effect as of the Closing Date and will only make material modifications thereto with notice to, and with the consent of, Lender (provided, that the consent of Lender shall not be required with respect to the planned modification to the Loan Parties’ ERP system after the Closing Date). Notwithstanding the foregoing, the obligations in this Section 5.1 solely with respect to the delivery of annual financial statements of the Loan Parties may be satisfied by furnishing (A) the applicable financial statements of the Company and its Subsidiaries or (B) the Company’s 10-K, filed with the SEC; provided, that, the Company shall notify the Lender of the filing of such 10-K.

5.2 Notices of Material Events. A Loan Party will promptly (but in any event within three Business Days after any Loan Party becomes aware of the occurrence of such event or matter) notify Lender in writing of: (a) any Default or the occurrence of any Event of Default, (b) any matter that has, or could reasonably be expected to have, a Material Adverse Effect, (c) any breach of Section 4.13 or Section 6.11, (d) any dispute, litigation, investigation, proceeding or suspension between a Loan Party and any Governmental Authority or the commencement of, or any material development in, any litigation or proceeding affecting a Loan Party and that has, or could reasonably be expected to have, a Material Adverse Effect, (e) any material change in accounting policies or financial reporting practices of a Loan Party, (f) any change in the senior executive officers of a Borrower, (g) the discharge by a Loan Party of its independent accountants or any withdrawal or resignation by such accountants, (h) any collective bargaining agreement or other labor contract to which a Loan Party becomes a party, or the application for the certification of a collective bargaining agent, (i) the filing of any Lien for unpaid taxes against any Loan Party in excess of 50% of the Material Amount, (j) any termination or cancellation of insurance which a Loan Party is required to maintain under the Loan Documents (other than insurance which is replaced as of the date of termination or cancellation), or any loss, damage, or destruction to, or commencement of any action or proceeding for the taking under eminent domain, condemnation or similar proceeding, of Collateral in the amount of 50% of the Material Amount or more, whether or not covered by insurance, (k) any dispute or claims by any customers of a Loan Party exceeding 50% of the Material Amount individually or in the aggregate during any fiscal year or any inventory returned to or recovered by a Loan Party outside of the ordinary course of business with a fair market value that exceeds 50% of the Material Amount individually or in the aggregate, and (l) any transaction occurring after the Closing Date consisting of: (i) the incurrence of Material Indebtedness, (ii) the making of any Permitted Investments (other than Permitted Investments made in reliance on clause (k) of the definition of Permitted Investments) in excess of 50% of the Material Amount, and (iii) mergers or acquisitions permitted under Section 6.3; provided, that, each such notice under these clauses (i), (ii) and (iii) will be received by Lender not less than 10 Business Days prior thereto, together with such other information with respect thereto as Lender may reasonably request. Each notice pursuant to this Section will be accompanied by a statement of an Authorized Person of a Loan Party setting forth details of the occurrence referred to therein and stating what action each Loan Party has taken and proposes to take with respect thereto.

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5.3 Existence. Each Loan Party will preserve and keep in full force and effect such Person’s valid existence and good standing in its jurisdiction of organization and, except as could not reasonably be expected to have a Material Adverse Effect, good standing with respect to all other jurisdictions in which it is qualified to do business and any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses.

5.4 Maintenance of Properties. Each Loan Party will maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, casualty, and condemnation and Permitted Dispositions excepted.

5.5 Taxes. Each Loan Party will pay in full before delinquency or before the expiration of any extension period all taxes imposed, levied, or assessed against it, or any of its assets or in respect of any of its income, businesses, or franchises (including taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or subsequently imposed by any Governmental Authority and all related interest, penalties or similar liabilities), except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (b) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP; provided, that, each Loan Party will make timely payment or deposit of all withholding taxes and other payroll taxes to the appropriate Governmental Authority as and when claimed to be due, notwithstanding the foregoing exceptions, and will, upon request, furnish Lender with proof reasonably satisfactory to Lender indicating that such Loan Party has made such payments or deposits.

5.6 Insurance. Each Loan Party will maintain with financially sound and reputable carriers (a) insurance in such amounts (with no greater risk retention) and against such risks and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Loan Documents. Each Loan Party will from time to time upon Lender’s request furnish to Lender correct and complete copies of any insurance policies and such other information in reasonable detail as to the insurance so maintained as Lender may request.

5.7 Field Examinations; Appraisals. Upon the request of Lender after reasonable prior notice to any Borrower, each Borrower will permit Lender or a firm engaged by Lender for such purpose to (a) conduct field examinations, including with respect to such Borrower’s practices in the calculation of the Borrowing Base and the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, provided, that, commencing after the Closing Date, (i) Lender shall not conduct, at the expense of a Borrower, more than (A) one field examination in any 12 month period so long as Excess Availability during such 12 month period is at all times not less than 15% of the Maximum Credit, or (B) two field examinations in any 12 month period if Excess Availability during such 12 month period is at any time less than such amount, (ii) Lender may conduct, at the expense of a Borrower, such other field examinations as Lender may request at any time as may be required by law or regulation, in connection with a Permitted Acquisition, or when an Event of Default exists, and (iii) Lender may conduct additional field examinations at any time at its own expense

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and (b) conduct appraisals of the Collateral in form, scope and methodology acceptable to Lender, provided, that, (i) Lender shall not conduct, at the expense of a Borrower, more than (A) one appraisal of the inventory in any 12 month period so long as Excess Availability during such 12 month period is at all times not less than 20% of the Maximum Credit, or (B) two appraisals in any 12 month period if Excess Availability during such 12 month period is at any time less than such amount, (ii) Lender may conduct, at the expense of a Borrower, such other appraisals as Lender may request at any time as required by law or regulation, in connection with a Permitted Acquisition, or when an Event of Default exists, and (iii) Lender may conduct additional appraisals at any time at its own expense. Upon the request of Lender, after reasonable prior notice to a Borrower when no Event of Default exists, as part of any field examination or at other reasonable times during normal business hours when no Event of Default exists or such other times as Lender may request otherwise, each Loan Party will permit representatives and other professionals (including investment bankers, consultants, accountants, and lawyers) engaged by Lender for such purpose to visit and inspect any of its properties and to discuss its affairs, finances and accounts with its directors, officers, and accountants, at the expense of a Borrower.

5.8 Compliance with Laws; OFAC; Sanctions, Etc. Each Loan Party will subject to the terms below, comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Loan Party will, and will cause each of its Subsidiaries to, (a) comply with Sanctions and (b) comply with Anti-Money Laundering Laws and Anti-Corruption Laws in all material respects.

5.9 Cash Management; Collection of Proceeds of Collateral.

(a) Each Loan Party will establish and maintain, at its expense, deposit accounts and cash management services of a type and on terms, and with the banks, set forth on Schedule 5.9 and, subject to Section 5.9(b), such other banks as a Loan Party may hereafter select (such other banks, together with the banks set forth on Schedule 5.9, collectively, the “Cash Management Banks” and individually, a “Cash Management Bank”), provided, that, the Borrowers shall establish their primary depository and treasury management relationships with Wells Fargo or one or more of its Affiliates on or before the date that is 60 days after the Closing Date (or such longer period as Lender may agree) and will maintain such depository and treasury management relationships at all times during the term of this Agreement, except as Lender may otherwise hereafter specifically agree in writing. Subject to Section 5.15, each Loan Party will deliver, or cause to be delivered to Lender, a Control Agreement with respect to each of its deposit accounts duly authorized, executed and delivered by each Cash Management Bank where a deposit account is maintained, such Loan Party and Lender; provided, that, a Loan Party will not be required to deliver a Control Agreement with a Cash Management Bank as to any Excluded Account. Each Loan Party will direct all account debtors or other obligors in respect of any amounts payable to a Loan Party to make payment of all such amounts to a Collection Account and otherwise take all reasonable actions to cause such payments to be made to a Collection Account. Each Loan Party and its respective employees, agents and Affiliates will, acting as trustee for Lender, receive, as the property of

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Lender, any monies, checks, notes, drafts or any other payment relating to, or proceeds of, accounts or other Collateral which come into its possession or under its control and promptly upon receipt thereof, will deposit or cause the same to be deposited in a Collection Account, or remit the same or cause the same to be remitted, in kind, to Lender. In no event will the same be commingled with a Loan Party’s own funds or the funds of any other Person. Without limiting any other rights or remedies of Lender, Lender may, at its option, instruct the depository bank at which the Collection Account is maintained to transfer all available funds received or deposited into the Collection Account to the Lender Payment Account at any time that a Cash Dominion Period exists. At all times that Lender shall have notified any depository bank to transfer funds from the Collection Account to the Lender Payment Account, all payments made to the Collection Account shall be treated as payments to Lender in respect of the Obligations and therefore shall constitute the property of Lender to the extent of the then outstanding Obligations.

(b) So long as no Event of Default exists, upon not less than five Business Days’ prior written notice to Lender, a Loan Party may amend Schedule 5.9 to add or replace a deposit account or Cash Management Bank and will upon such addition or replacement provide to Lender an amended Schedule 5.9; provided, that, (i) such prospective Cash Management Bank shall be satisfactory to Lender in its Permitted Discretion, and (ii) at or prior to the time of the opening of such deposit account a Loan Party and such prospective Cash Management Bank will have executed and delivered to Lender a Control Agreement. A Loan Party will close any of its deposit accounts (and establish replacement deposit accounts in accordance with the foregoing sentence) as promptly as practicable and in any event within 45 days after notice from Lender that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to deposit accounts or Lender’s liability under any Control Agreement with such Cash Management Bank is no longer satisfactory to Lender in its Permitted Discretion.

5.10 Further Assurances. Without limiting the foregoing, each Loan Party will take such actions and execute and deliver to Lender such instruments and documents as Lender may from time to time request in its Permitted Discretion (including obtaining agreements from third parties) to create, maintain, perfect, establish, preserve and protect Lender’s Liens in the Collateral (and the priority thereof) and rights in the Collateral and to carry out the terms and conditions of the Loan Documents. Notwithstanding anything to the contrary contained herein, Lender shall not accept a Lien on Real Property from any Loan Party unless Lender has completed its flood insurance diligence, has received copies of all flood insurance documentation and has confirmed that flood insurance compliance has been completed as required by applicable laws or as otherwise satisfactory to Lender and Lender shall not accept delivery of any joinder to any Loan Document with respect to any Subsidiary of any Loan Party that is not a Loan Party, if such Subsidiary qualifies as a “legal entity customer” under 31 C.F.R. Section 1010.230, unless such Subsidiary has delivered a certification regarding beneficial ownership as required by such regulation in relation to such Subsidiary and Lender has completed its Patriot Act searches, OFAC/PEP searches and customary individual background checks for such Subsidiary, the results of which shall be satisfactory to Lender.

5.11 [Reserved].

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5.12 Costs and Expenses. Each Loan Party will pay to Lender at the time specified in Schedule 2.5 all reasonable costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender’s rights in the Collateral, the Loan Documents and all other documents related thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect thereof (all of the foregoing being referred to herein collectively, as “Lender Expenses”), including: (a) all costs and expenses of filing or recording (including UCC financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable), (b) costs and expenses and fees for insurance premiums, environmental audits, title insurance premiums, surveys, assessments, engineering reports and inspections, appraisal fees and search fees, background checks, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, together with Lender’s customary charges and fees with respect thereto, (c) costs and expenses of preserving and protecting the Collateral, (d) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the Liens of Lender in the Collateral, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of the Loan Documents or defending any claims made or threatened against Lender arising out of the transactions contemplated thereby (including preparations for and consultations concerning any such matters), (e) subject to the limitations set forth in Section 5.7, all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations and appraisals, plus a per diem charge at Lender’s then standard rate for Lender’s examiners in the field and office ~~(which rate as of the Closing Date is $1,000 per person per day)~~, and (f) the reasonable fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

5.13 Formation of Subsidiaries. In the event that any Loan Party forms or acquires any direct or indirect Subsidiary organized under the laws of a jurisdiction located in the United States of America, after the Closing Date, within ten days of such event (or such later date as Lender may approve in writing in its discretion), such Loan Party will (a) cause such new Subsidiary to (i) be joined as a (A) Borrower hereunder if requested by such Loan Party, and subject to the consent of Lender, or (B) Guarantor hereunder, in each case, pursuant to an agreement in form and substance satisfactory to Lender, and (ii) cause such new Subsidiary to authorize, execute and deliver a joinder to the Guaranty and such Security Agreements as Lender may specify all in form and substance reasonably satisfactory to Lender; (b) authorize, execute and deliver to Lender such Security Agreements (or an addendum to a Security Agreement) in each case as Lender may specify and appropriate certificates and powers or financing statements, granting a security interest in all of the Equity Interests in such new Subsidiary of such Loan Party in form and substance reasonably satisfactory to Lender; and (c) deliver to Lender (and authorize and execute as applicable) all other documentation, including the Governing Documents of such Subsidiary and one or more opinions of counsel reasonably satisfactory to Lender. Any document, agreement, or instrument executed or issued pursuant to this Section 5.13 shall constitute a Loan Document.

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5.14 Supply Chain Financing Agreement. Borrowers will at all times (a) cause all Supply Chain Financing Customers to make all payments with respect to Supply Chain Financed Accounts directly to a deposit account maintained at Wells Fargo that is not a Collections Account and (b) cause all such payments with respect to accounts owing by a Supply Chain Financing Customer (other than Supply Chain Financed Accounts) to be applied in accordance with the terms of Section 5.9(a) of this Agreement.

5.15 Post-Closing Covenants. The Loan Parties shall provide, or cause to be provided to the Lender, the Control Agreements required under the Loan Documents, no later than the date that is 30 days after the Closing Date (or such later date as Lender may approve in writing in its sole discretion).

6. NEGATIVE COVENANTS

6.1 Indebtedness. Each Loan Party will not create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.

6.2 Liens. Each Loan Party will not create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

6.3 Restrictions on Fundamental Changes. Each Loan Party will not (a) enter into any merger, consolidation, reorganization, recapitalization, division or plan of division, or reclassify its Equity Interests, except for (i) any merger between Loan Parties, provided, that, a Borrower must be the surviving entity of any such merger to which it is a party and (ii) in connection with a Permitted Acquisition, (b) directly or indirectly, purchase or otherwise acquire all or substantially all of the assets of (or any division or business line of) any other Person, or 50% or more of any class of Equity Interests of any other Person, except pursuant to a Permitted Acquisition (c) liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), (d) suspend or cease operating a substantial portion of its business, or (e) change its classification/status for U.S. Federal income tax purposes.

6.4 Asset Dispositions. Each Loan Party will not convey, sell, lease, license, assign, transfer, or otherwise dispose of any of its assets (including by an allocation of assets among newly divided limited liability companies pursuant to a “plan of division”), except for Permitted Dispositions and transactions permitted under Section 6.3.

6.5 Nature of Business. Each Loan Party will not (a) engage in any business other than the business of such Loan Party on the Closing Date and any business reasonably related, complementary, or ancillary to such business of such Loan Party on the Closing Date or (b) acquire any properties or assets that are not reasonably related or ancillary thereto.

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6.6 Prepayments and Amendments. Each Loan Party will not:

(a) prepay, redeem, defease, purchase or otherwise acquire any Indebtedness of any Loan Party or make, directly or indirectly, any optional or voluntary payment in respect of any such Indebtedness, except for payments of: (i) the Obligations; (ii) obligations under Hedge Agreements; (iii) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness to the extent such sale or transfer is permitted hereunder; (iv) Indebtedness owing to another Loan Party; and (v) other Permitted Indebtedness in cash, provided, that, as of the date of any such payment under this clause (v) and after giving effect thereto, each of the Payment Conditions is satisfied (and in the case of any Subordinated Indebtedness, in any event only to the extent permitted under the terms of the subordination thereof);

(b) directly or indirectly, amend, modify, or change any of the terms or provisions of:

(i) any agreement, instrument, document or other writing evidencing or concerning Permitted Indebtedness except (A) the Obligations in accordance with this Agreement, (B) obligations under Hedge Agreements, (C) Indebtedness permitted under clauses (c), (e) and (f) of the definition of Permitted Indebtedness, (D) Subordinated Indebtedness to the extent permitted under the subordination agreement with respect thereto, or (E) in the case of any other Permitted Indebtedness, after prior written notice to Lender, to amend or modify the terms thereof to forgive or cancel any portion of such Indebtedness (other than pursuant to payment thereof) or to reduce the interest rate or any fees in connection therewith, or to make the terms thereof less restrictive or burdensome to such Loan Party; or

(ii) the Governing Documents of any Loan Party if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of Lender.

6.7 Restricted Payments. Each Loan Party will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) a Loan Party may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Loan Party, (b) a Loan Party may make Restricted Payments pursuant to and in accordance with any management equity subscription agreement, employee agreement or stock option agreement or other agreement with such officer, director or employee or former officer, director or employee; provided, that, the aggregate cash consideration paid for all such payments, repurchases or redemptions shall not in any fiscal year of such Loan Party exceed the Material Amount, (c) a Loan Party may make Permitted Tax Distributions, (d) a Loan Party may make a Restricted Payment to another Loan Party and (e) a Loan Party may make other Restricted Payments not otherwise expressly provided for in this Section, provided, that, (i) as of the date of any such Restricted Payment and after giving effect thereto, each of the Payment Conditions is satisfied and (ii) such Restricted Payments shall not exceed $7,500,000 in the aggregate per fiscal year of the Loan Parties.

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6.8 Accounting Methods. Each Loan Party will not modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

6.9 Investments. Each Loan Party will not, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment except for Permitted Investments.

6.10 Transactions with Affiliates. Each Loan Party will not, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director or other Affiliate of a Loan Party, except (a) pursuant to the reasonable requirements of the business of such Loan Party and upon fair and reasonable terms no less favorable to such Loan Party than such Loan Party would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate (provided, that, no Loan Party shall make any payment in respect of any transaction permitted under this clause (a) except for Permitted Affiliate Payments), (b) the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of a Loan Party, and any indemnity provided for the benefit of directors (or comparable managers) of a Loan Party, (c) transactions among Loan Parties, and (d) Restricted Payments permitted under Section 6.7.

6.11 Use of Proceeds. Each Loan Party will not use the proceeds of any Revolving Loans or Letter of Credit for any purpose other than (a) on the Closing Date, payments to each of the Persons listed in the disbursement direction letter furnished by a Borrower to Lender on or about the Closing Date and to pay the fees, costs and expenses in connection with the Loan Documents and the transactions contemplated thereby and (b) thereafter, consistent with the terms hereof, for their lawful and permitted purposes, provided, that, no part of the proceeds of the Revolving Loans will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors. Each Loan Party will not, and will cause each other member of the Loan Party Group not to, directly or indirectly, use any of the Credit Facility to fund, finance or facilitate any activities, business or transactions that would be prohibited by (i) Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) Sanctions if conducted by Lender, or any other party hereto.

7. FINANCIAL COVENANT

7.1 Fixed Charge Coverage Ratio. The Loan Parties shall have a Fixed Charge Coverage Ratio, determined for the most recently ended 12 consecutive fiscal months of Loan Parties for which Lender has received financial statements of not less than 1.10 to 1.00, provided, that, compliance with such financial covenant shall only be required during a Compliance Period, in which case such financial covenant shall be tested as of the last day of the then most recently completed fiscal period for which financial statements have been delivered and for each fiscal month end thereafter until the Compliance Period ends.

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8. EVENTS OF DEFAULT AND REMEDIES

8.1 Events of Default. The occurrence of any of the following will constitute an “Event of Default” under any Loan Document:

(a) Payments. A Borrower (i) fails to make any payment of principal or interest hereunder when due or (ii) fails to pay fees, Lender Expenses or any of the other Obligations within three Business Days after the due date thereof.

(b) Covenants. (i) a Loan Party fails to perform any of the covenants contained in Sections 3, 5.1, 5.2, 5.3, 5.6, 5.8, 5.9, 5.15, 6 and 7, or (ii) a Loan Party fails to perform any of the terms, covenants, conditions or provisions contained in any Loan Document other than those otherwise described in this Article 8 and such failure shall continue for 30 days; provided, that, such 30 day period shall not apply in the case of any failure to observe any such covenant which is not capable of being cured at all or within such 30 day period or which has been the subject of a prior failure within a six month period.

(c) Judgments. One or more judgments, orders, or awards for the payment of money in excess of the Material Amount in any one case or in the aggregate (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied or disputed coverage) is entered or filed against a Loan Party, or with respect to any of its assets, shall remain undischarged or unvacated for a period in excess of 30 days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against a Loan Party or any of the Collateral having a value in excess of the Material Amount in any one case or in the aggregate.

(d) Voluntary Bankruptcy, Involuntary Bankruptcy, Etc. (i) An Insolvency Proceeding is commenced by a Loan Party or (ii) an Insolvency Proceeding is commenced against a Loan Party or all or any part of its properties and such petition or application is not dismissed within 60 days after the date of its filing or such Loan Party shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner.

(e) Default Under Other Agreements. Any default in respect of any Material Indebtedness, which default continues for more than the applicable cure period, if any, with respect thereto, or the subordination provisions contained in any agreement related to any Subordinated Indebtedness shall cease to be in full force and effect or to give Lender the rights purported to be created thereby.

(f) Representations, Etc. Any warranty, representation, certificate, statement, or record made in any Loan Document or delivered in writing to Lender in connection with any Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or Material Adverse Effect) as of the date of issuance or making or deemed making thereof.

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(g) Guaranty. If the obligation of any Loan Party under a Guaranty, or other Person under any guaranty of any Obligations, is limited or terminated by operation of law or by such Loan Party or other Person (other than in accordance with the terms of any Loan Document) or any Loan Party or such other Person repudiates or revokes or purports to repudiate or revoke such Guaranty or any such guaranty.

(h) Loan Documents. (i) The validity or enforceability of any Loan Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Lender) be declared to be null and void, or a proceeding shall be commenced by a Loan Party, or by any Governmental Authority having jurisdiction over a Loan Party, seeking to establish the invalidity or unenforceability of any Loan Document, or a Loan Party shall deny that such Loan Party has any liability or obligation purported to be created under any Loan Document or (ii) any Loan Document that purports to create a Lien shall, for any reason, fail or cease to create a valid and perfected and (except to the extent of Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens or the interests of lessors under Capital Leases) first priority Lien on the Collateral covered thereby, except (A) as a result of a disposition of the applicable Collateral in a transaction permitted under any Loan Document, or (B) as the result of an action or failure to act on the part of Lender.

(i) Change of Control. A Change of Control shall occur, whether directly or indirectly.

8.2 Remedies.

(a) At any time an Event of Default exists, Lender shall have any and all rights and remedies provided in any Loan Document, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by a Loan Party, except as such notice or consent is expressly provided for under any applicable Loan Document or required by applicable law. All rights, remedies and powers granted to Lender under any Loan Document, the UCC or other applicable law are cumulative, are not exclusive and are enforceable, in Lender’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by a Loan Party of any Loan Document. Lender may, at any time, an Event of Default exists, proceed directly against one or more Loan Party to collect the Obligations without prior recourse to the Collateral.

(b) Without limiting the generality of the foregoing, at any time an Event of Default exists, Lender may (i) accelerate the payment of all or any portion of the Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Section 8.1(d), all Obligations shall automatically become immediately due and payable), (ii) by written notice to a Loan Party, require Loan Parties to provide cash collateral in an amount equal to 105% of the Letter of Credit Usage, (iii) terminate the Commitment (provided, that, upon the occurrence of any Event of Default described in Section 8.1(d), the Commitment and any other obligation of Lender under any Loan Document shall automatically terminate), (iv) cease making Revolving Loans or providing Letters of Credit or reduce the lending formulas or amounts of Revolving Loans or (v) establish such Reserves as Lender determines, without limitation or restriction, notwithstanding anything to the contrary contained herein.

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9. NOTICES, AMENDMENTS, WAIVERS, INDEMNIFICATION, ETC.

9.1 Demand; Protest; Counterclaims, Etc. Each Loan Party waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which any Loan Party may in any way be liable. No notice to or demand on a Loan Party which Lender may elect to give shall entitle a Loan Party to any other or further notice or demand in the same, similar or other circumstances. Each Loan Party waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to any Loan Document, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

9.2 Indemnification. Each Loan Party shall pay, indemnify, defend, and hold Lender and its Affiliates, officers, directors, employees, attorneys, and agents (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of any Loan Document, or the transactions contemplated thereby, (b) with respect to any actual or prospective investigation, litigation, or proceeding related to any Loan Document, the making of any Revolving Loans or issuance of any Letter of Credit or the use of the proceeds of any Revolving Loan or Letter of Credit (whether or not any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of hazardous materials at, on, under, to or from any assets or properties owned, leased or operated by any Loan Party or otherwise related to compliance with applicable environmental laws (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, no Loan Party shall have any obligation to any Indemnified Person under this Section with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which a Loan Party was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by each Loan Party with respect thereto. THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

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9.3 Notices. Unless otherwise provided in this Agreement, all notices or demands relating to any Loan Document shall be in writing and shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or electronic mail (at such email addresses as a party may designate in accordance herewith). In the case of notices or demands to any Loan Party or Lender, as the case may be, they shall be sent to the address set forth next to its signature hereto. Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other parties. All notices or demands sent in accordance with this Section shall be deemed received on the earlier of the date of actual receipt or three Business Days after the deposit thereof in the mail; provided, that, (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

9.4 Assignments; Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that, no Loan Party may assign this Agreement or any rights or duties hereunder without Lender’s prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lender shall release any Loan Party from its Obligations. Lender may assign the Loan Documents in whole or in part and its rights and duties thereunder or grant participations in the Obligations and no consent or approval by any Loan Party is required in connection with any such assignment or participation.

9.5 Amendments; Waivers. Except as set forth in Section 2.7, no amendment or modification of any Loan Document shall be effective unless it has been agreed to by Lender and Borrowers in a writing that specifically states that it is intended to amend or modify such Loan Document. No failure by Lender to exercise any right, remedy, or option under any Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Lender’s rights thereafter to require strict performance by any Loan Party of any provision of any Loan Document. Lender’s rights under the Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

9.6 Collateral Matters. Lender shall promptly release any Lien on any Collateral constituting property being sold or disposed of in a Permitted Disposition at the written request of a Borrower if (a) a release is required or desirable in connection therewith and (b) Borrowers

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certify to Lender that the sale or disposition is permitted under Section 6.4 (and Lender may rely conclusively on any such certificate, without further inquiry).

10. JURY TRIAL WAIVER; OTHER WAIVERS CONSENTS; GOVERNING LAW.

10.1 GOVERNING LAW. THE VALIDITY OF THE LOAN DOCUMENTS (UNLESS EXPRESSLY OTHERWISE PROVIDED THEREIN), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT THEREOF, THE RIGHTS OF THE PARTIES THERETO WITH RESPECT TO ALL MATTERS ARISING THEREUNDER OR RELATED THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING THEREUNDER OR RELATED THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

10.2 FORUM NON CONVENIENS. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THE LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, THAT, ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH LOAN PARTY AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

10.3 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). EACH LOAN PARTY AND LENDER REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.4 SUBMISSION TO JURISDICTION. EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY

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OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN ANY LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO ANY LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

10.5 WAIVER OF CLAIMS. NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST LENDER OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY ANY LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

11. GENERAL PROVISIONS

11.1 Effectiveness; Section Headings; Severability. This Agreement shall be binding and deemed effective when executed by each Loan Party and Lender whose signature is provided for on the signature pages hereof. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

11.2 Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Execution of any such counterpart may be by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Lender reserves the right, in its

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discretion, to accept, deny, or condition acceptance of any electronic signature on this Agreement. Any party delivering an executed counterpart of this Agreement by faxed, scanned or photocopied manual signature shall also deliver an original manually executed counterpart, but the failure to deliver an original manually executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement. The foregoing shall apply to each other Loan Document, and any notice delivered hereunder or thereunder, mutatis mutandis.

11.3 Patriot Act. Lender hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies each Person or corporation who opens an account or enters into a business relationship with it, which information includes the name and address of such Loan Party and other information that will allow Lender to identify such Person in accordance with the Patriot Act and any other applicable law. Each Loan Party is hereby advised that any Revolving Loans or Letters of Credit are subject to satisfactory results of such verification. Lender shall have the right to periodically conduct due diligence on each Loan Party, its senior management and key principals and legal and beneficial owners. Each Loan Party agrees to cooperate in respect of the conduct of such due diligence and further agrees that the reasonable costs and charges for any such due diligence by Lender shall constitute Lender Expenses for which Lender is entitled to reimbursement as provided herein and be for the account of Borrowers.

11.4 Integration. The Loan Documents reflect the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the Closing Date. The foregoing to the contrary notwithstanding, all agreements for Bank Products, if any, are independent agreements governed by the written provisions of the agreements for them, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such agreement.

11.5 Disclosure. Lender may disclose information concerning the terms and conditions of the Loan Documents in its marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such marketing or promotional materials and may otherwise use the name, logos, and other insignia of any Loan Party and the Commitment provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of Lender.

11.6 Company as Agent for Borrowers. Each Loan Party hereby irrevocably appoints the Company as the borrowing agent and attorney-in-fact for all Loan Parties (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Lender shall have received prior written notice signed by each Loan Party that such appointment has been

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revoked and that another Loan Party has been appointed Administrative Borrower. Each Loan Party hereby irrevocably appoints and authorizes Administrative Borrower (a) to provide Lender with all notices with respect to Revolving Loans, Letters of Credit and all other notices and instructions under the Loan Documents (and any notice or instruction provided by Administrative Borrower shall be deemed to be given by Loan Parties hereunder and shall bind each Loan Party), (b) to receive all notices, instructions and other information from Lender (and any notice, instructions or other information provided by Lender to Administrative Borrower shall be deemed to have been given to each Loan Party), and (c) to take such action as Administrative Borrower deems appropriate on its behalf to obtain Revolving Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. Each Loan Party agrees that the handling of the Credit Facility, with Loan Parties and Collateral in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Loan Parties in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender shall not incur liability to any Loan Party as a result hereof. Each Loan Party expects to derive benefit, directly or indirectly, from the handling of the Credit Facility, with Loan Parties and Collateral in a combined fashion, since the successful operation of each Loan Party is dependent on the continued successful performance of the integrated group. Each Loan Party hereby agrees to indemnify Lender and hold Lender harmless against any and all liability, expense, loss or claim of damage or injury, made against Lender by any Loan Party or by any third party whosoever, arising from or incurred by reason of (i) the handling of the Credit Facility as herein provided, or (ii) Lender relying on any instructions of Administrative Borrower. This Section shall survive the termination of this Agreement and the payment in full of the Obligations.

11.7 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are

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permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

11.8 Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement, as amended, effective from and after the Closing Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to Lender under the Existing Credit Agreement based on facts or events occurring or existing before the execution and delivery of this Agreement. On the Closing Date, the credit facilities described in the Existing Credit Agreement, as amended, shall be amended, supplemented, modified and restated in their entirety by the corresponding credit facilities described herein, and all loans and other obligations of the Borrowers and the obligations of the other Loan Parties outstanding or existing as of such date under the Existing Credit Agreement are and shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person. In furtherance of (but not limited to) the foregoing, all interest and fees of the Loan Parties under the Existing Credit Agreement shall, on and after the Closing Date, accrue at the rates set forth in this Agreement and be payable on the dates set forth in this Agreement.

[Continued on following page.]

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The parties have caused this Agreement to be executed as of the date on page 1.

LOAN PARTIES:

CULP, INC., as a Borrower

By:

Name: Kenneth R. Bowling

Title: EVP, CFO, and Treasurer

READ WINDOW PRODUCTS, LLC, as a Guarantor

By: CULP, INC., its sole member and manager

By:

Name: Kenneth R. Bowling

Title: EVP, CFO, and Treasurer

Address:

~~1823 Eastchester Drive~~

410 W. English Road, 5th Floor

High Point, NC  ~~27265~~27262

Attention: Ken Bowling, Chief Financial Officer

Email: krbowling@culp.com

[CULP—CREDIT AGREEMENT]

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LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association By: Name: Sean Mullaney Title: Authorized Signatory

Address:

550 S. Tryon St., Floor 30

Charlotte, NC 28202

Attention: Relationship Manager – Culp

Email: susan.carr@wellsfargo.com

[CULP—CREDIT AGREEMENT]

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Annex B

[See attached.]

[CULP—CREDIT AGREEMENT]

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SCHEDULE 1.1(b)
TO
CREDIT AGREEMENT

Definitions of Eligible Inventory, Eligible In-Transit Inventory, and Eligible Raw Material Inventory

“Eligible In-Transit Inventory” means those items of inventory that do not constitute Eligible Inventory solely because the criteria set forth in clauses (c) and (e) of the definition of “Eligible Inventory” are not satisfied with respect to such inventory, but as to which,

(a) such inventory currently is in transit (whether by vessel, air, or land) from a location outside of the continental United States to a location set forth on the schedule of locations to the Security Agreement;

(b) title to such inventory has passed to a Borrower and Lender shall have received such evidence thereof as it may from time to time require;

(c) such inventory is insured against types of loss, damage, hazards, and risks, and in amounts, satisfactory to Lender in its Permitted Discretion, and Lender shall have received a copy of the certificate of marine cargo insurance in connection therewith in which it has been named as an additional insured and loss payee in a manner acceptable to Lender;

(d) unless Lender otherwise agrees in writing in its discretion, such inventory either:

(i) is the subject of a negotiable bill of lading governed by the laws of a state within the United States (A) that is consigned to Lender or a Freight Forwarder (either directly or by means of endorsements), (B) that was issued by the carrier (including a non-vessel operating common carrier) in possession of the inventory that is subject to such bill of lading, and (C) that either is in the possession of Lender or a Freight Forwarder (in each case in the continental United States);

(ii) is the subject of a negotiable forwarder’s cargo receipt governed by the laws of a state within the United States and is not the subject of a bill of lading (other than a negotiable bill of lading consigned to, and in the possession of, a consolidator or Lender, or their respective agents) and such negotiable cargo receipt on its face indicates the name of the Freight Forwarder as a carrier or multimodal transport operator and has been signed or otherwise authenticated by it in such capacity or as a named agent for or on behalf of the carrier or multimodal transport operator, in any case respecting such inventory (A) consigned to Lender or one of its Freight Forwarders that is handling the importing, shipping and delivery of such inventory (either directly or by means of endorsements), (B) that was issued by a consolidator respecting the subject inventory, and (C) that is in the possession of Lender or a Freight Forwarder (in each case in the continental United States); or

(iii) is the subject of a non-negotiable bill of lading governed by the laws of a state within the United States (A) that is consigned to a Borrower, (B) that was issued by the carrier (including a non-vessel operating common carrier) in possession of the inventory that is subject to such bill of lading, (C) that either is (I) in the event that an original non-negotiable bill of lading

ACTIVE 710575700v9

issued by the carrier, in the possession of Lender or a Freight Forwarder (in each case in the continental United States) or (II) in the event that an electronic non-negotiable bill of lading is issued by the carrier, created, stored and assigned in a system satisfactory to the Lender, that is sufficient to establish that the Lender or a Freight Forwarder has control of the electronic non-negotiable bill of lading under Section 7-106 of the UCC, and (D) either (I) Lender has received a written agreement by the seller of such inventory, in form and substance reasonably satisfactory to Lender, that waives all rights of stoppage, diversion or similar rights of the seller to such inventory, or (II) the bill of lading provides that the seller does not have any right of stoppage, diversion or similar rights with respect to such Inventory; provided, that, the Lender may require, from time to time, in its sole discretion, any bill of lading to be a negotiable bill of lading pursuant to clause (d)(i) of this definition; provided, further, that no Inventory shall be ineligible solely by virtue of this clause (iii) during the 60-day period (or such longer period as Lender may agree in writing) following the Third Amendment Effective Date;

(e) such inventory is in the possession of a common carrier (including on behalf of any non-vessel operating common carrier) that has issued the bill of lading or other document of title with respect thereto or the Freight Forwarder handling the importing, shipping and delivery of such inventory;

(f) the documents of title related thereto are subject to the valid and perfected first priority Lien of Lender;

(g) Lender determines that such inventory is not subject to (i) any Person’s right of reclamation, repudiation, stoppage in transit or diversion or (ii) any other right or claim of any other Person which is (or is capable of being) senior to, or pari passu with, the Lien of Lender or Lender determines that any Person’s right or claim impairs, or interferes with, directly or indirectly, the ability of Lender to realize on, or reduces the amount that Lender may realize from the sale or other disposition of such inventory;

(h) (i) the seller of such inventory is an Affiliate of the Company, and (ii) Lender has received a written agreement by such seller, in form and substance reasonably satisfactory to Lender, that waives all rights of stoppage, diversion or similar rights of the seller to such inventory; provided, that no inventory shall be ineligible solely by virtue of this clause (ii) during the 60-day period (or such longer period as Lender may agree in writing) following the Third Amendment Effective Date;

(i) a Borrower has provided (i) a certificate to Lender that certifies that, to the best knowledge of such Borrower, such inventory meets all of the representations and warranties in the Loan Documents concerning Eligible In-Transit Inventory, that it knows of no reason why such inventory would not be accepted by such Borrower when it arrives in the continental United States and that the shipment as evidenced by the documents conforms to the related order documents, and (ii) upon Lender’s request, a copy of the invoice, packing slip and manifest with respect thereto; and

(j) such inventory shall not have been in transit for more than 60 days.

“Eligible Inventory” means inventory of a Borrower consisting of finished goods held for resale in the ordinary course of the business of such Borrower that at all times satisfy the criteria set forth below as determined by Lender in its Permitted Discretion. Except as otherwise agreed by Lender, any inventory shall not be included in Eligible Inventory if:

(a)
a Borrower does not have good, valid, and marketable title thereto;
(b)
a Borrower does not have actual and exclusive possession thereof (either directly or through a bailee or agent of a Borrower);
(c)
it is not located at one of the locations in the continental United States set forth on the schedule of locations to the Security Agreement;
(d)
it is stored at locations holding less than $100,000 of the aggregate value of such Borrower’s inventory;
(e)
it is in-transit to or from a location of a Loan Party set forth on the schedule of locations to the Security Agreement (other than in-transit from one location of a Loan Party set forth on such schedule of locations to another location of a Loan Party set forth on such schedule);
(f)
it is located on Real Property leased by a Borrower or in a contract warehouse or with a bailee, in each case, unless either, at Lender’s option, (A) it is subject to an agreement with the owner and lessor of such Real Property, such warehouseman or bailee, in each case, in form and substance reasonably satisfactory to Lender executed by the owner and lessor, warehouseman or bailee, as the case may be, or (B) Lender has established a Reserve with respect to amounts payable to the owner and lessor of such premises or warehouse or bailee in an amount not less than three months’ rent, storage charges, fees or other amounts under the lease or other applicable agreement relative to such location;
(g)
it is the subject of a bill of lading or other document of title;
(h)
it is not subject to a valid and perfected first priority security interest of Lender;
(i)
it consists of goods returned or rejected by a Borrower’s customers;
(j)
it consists of goods that are obsolete, slow moving (consisting of any (i) type or category of inventory at any time in excess of the amount of such type or category sold in an immediately preceding period of such duration as determined by Lender in its Permitted Discretion, or (ii) without duplication of the immediately preceding clause (i), any inventory subject to a “markdown”), spoiled or are otherwise past the stated expiration, “sell-by” or “use by” date applicable thereto, restrictive or custom items or items otherwise manufactured in accordance with customer-specific requirements, work-in-process, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in the business of a Borrower, bill and hold goods, defective goods, “seconds,” or inventory acquired on consignment;
(k)
it is subject to third party intellectual property, licensing or other proprietary rights, unless Lender is satisfied in its Permitted Discretion that such inventory can be freely sold by Lender on and after the occurrence of an Event of Default despite such third party rights;
(l)
it does not comply with the representations and warranties in the Loan Documents with respect to Eligible Inventory; or
(m)
it was acquired in connection with a Permitted Acquisition, or such inventory is owned by a Person that is joined to this Agreement as a Borrower, in each case, until the completion of an appraisal of such inventory that is acceptable to Lender and the completion of a field examination with respect to such inventory that is satisfactory to Lender in its Permitted Discretion.

“Eligible Raw Material Inventory” means those items of inventory that do not constitute Eligible Inventory solely because they do not constitute finished goods, but which are goods that are first quality raw materials.

SCHEDULE 2.5
TO
CREDIT AGREEMENT

Fees and Expenses

1. Unused Line Fee. Borrowers shall pay to Lender monthly an unused line fee at the applicable rate (on a per annum basis) determined as provided below multiplied by the amount by which the Maximum Credit as then in effect exceeds the daily average of the principal balance of the outstanding Revolving Loans and the Letters of Credit during the immediately preceding month (or part thereof) until payment in full of the Obligations. Such fees shall be payable on the first Business Day of each calendar month in arrears and on the Termination Date. The rate shall be the percentage set forth in the following table that corresponds to the daily average of the principal balance of the Revolving Loans for the most recently completed calendar month:

Tier	Monthly Average Revolving Loans	Unused Line Fee
1	Equal to or greater than 50% of the Maximum Credit	0.375%
2	Less than 50% of the Maximum Credit	0.50%

Provided, that, (i) the rate shall be calculated and established once each calendar month and shall remain in effect until adjusted for the next calendar month, (ii) each adjustment of the rate shall be effective as of the first day of each such calendar month based on the daily average of the principal balance of the outstanding Revolving Loans during the immediately preceding month, and (iii) notwithstanding anything to the contrary contained herein, for the period from the Third Amendment Effective Date until the last day of the first calendar month in which the Third Amendment Effective Date occurs, the rate shall be based on the applicable percentage set forth in Tier 2.

2. Servicing Fee. Borrowers shall pay to Lender an annual servicing fee in the amount of $12,000 which servicing fee shall be payable annually in advance beginning on the Closing Date and on the first Business Day of the month following each anniversary thereof. The servicing fee shall be deemed fully earned by Lender on the Closing Date and on the first Business Day of the month following each anniversary thereof and shall be due and payable in full on each such date.

3. Closing Fee. Borrowers shall pay to Lender a closing fee in an amount equal to $105,000. The entire closing fee shall be deemed fully earned by Lender and shall be due and payable in full on the Closing Date.

4. Letter of Credit Fees. Borrowers shall pay to Lender a Letter of Credit fee at a rate equal to the Applicable Margin for SOFR Loans times the daily balance of the undrawn amount of all outstanding Letters of Credit (calculated on the basis of a 360-day year and the actual number of days elapsed), payable monthly in arrears on the first Business Day of each month and on the Termination Date and continuing until all undrawn Letters of Credit have expired or have been returned for cancellation in a manner satisfactory to Lender. Borrowers shall pay to Lender a Letter of Credit fronting fee at a rate per annum of 0.125% times the daily balance of the undrawn amount of all outstanding Letters of Credit (calculated on the basis of a 360-day year and the actual number of days elapsed), payable monthly in arrears on the first Business Day of each month and on the Termination Date and continuing until all undrawn Letters of Credit have expired or have been returned for cancellation in a manner satisfactory to Lender. All fees upon the occurrence of any other activity with respect to any Letter of Credit (including the issuance, transfer, amendment, extension or cancellation of any Letter of Credit and honoring of draws under any Letter of Credit) will be determined in accordance with Lender’s standard fees and charges then in effect.

5. Lender Expenses. Borrowers shall pay to Lender the Lender Expenses on the earlier of (a) the first Business Day of the month following the date on which the applicable Lender Expenses were first incurred, or (b) the date on which demand therefor is made by Lender (it being acknowledged and agreed that any charging of such costs, expenses or Lender Expenses to the Loan Account shall be deemed to constitute a demand for payment thereof for the purposes hereof). Borrowers agree that their obligations contained in this Section shall survive payment in full of all other Obligations.